STOCK EXCHANGE AGREEMENT

THIS  STOCK  EXCHANGE  AGREEMENT  (“Agreement”),  dated  as  of  February  14,

2017  is  by  and  among  Jerry  Robinson,  Mary-Jo  Robinson,  Kathleen  Shepherd,  Nora  Minor,

Sandra  Gacio  and  Edwin  Shepherd,  the  shareholders  (the  “Shareholder”)  of  HubCentrix,  Inc.,  a

Florida corporation (the “Company”), and iGambit Inc. (“iGambit”), a Delaware corporation.

W I T N E S S E T H:

Company   is   engaged   in   the   business   of   streamlining   the   process   of   capturing   and

managing  information  in  the  document-intensive  medical  field  for  customers  throughout  the

United States.

Shareholder   owns   all   of   the   issued   and   outstanding   shares   of   capital   stock   of   the

Company.

The  parties  hereto desire to consummate the transactions contemplated herein, pursuant to  which  the  Shareholder  will  sell,  convey,  transfer  and  assign  to  iGambit  and  iGambit  will purchase  and  accept  from  the  Shareholder  all  right,  title  and  interest  in  and  to  the  issued  and outstanding  shares  of  common  stock  of  .the  Company  owned  by  Shareholder  in  exchange  for

15,000,000 shares of restricted common stock of iGambit.

For  United  States  federal  income  tax  purposes,  the  transactions  contemplated  hereby are  intended  to  qualify  as  a  tax-free  reorganization  under  Section  368  of  the  Internal  Revenue

Code of 1986, as amended (together with all rules and regulations issued thereunder (the "Code")

and  this  Agreement  is  intended  to  be  adopted  as  a  plan  of reorganization  for purposes  of Section

368 of the Code.

In   consideration   of   the   foregoing   and   of   the   covenants,   agreements,   conditions,

representations  and  warranties  hereinafter  contained,  and  intending  to  be  legally  bound  hereby,

iGambit and the Shareholder hereby agree as follows:

1.

DEFINITIONS.

Unless  otherwise  defined  below  in  this  Section  1,  the  various  capitalized  terms  used  in

this  Agreement  shall  have  the  definitions  ascribed  to  them  herein.   As  used  in  this  Agreement,

the following terms shall have the meanings specified in this Section 1:

“Acquired  Business”  means  the  business  operated  by  the  Company  up  to  the  Closing

Date  including  without  limitation  the  capturing  and  managing  of  information  in  the  document-

intensive medical field for customers throughout the United States.

“Agreement” means this Stock Exchange Agreement.

“Claim”  means  an  action,  suit,  proceeding,  demand,  claim  or  counterclaim  or  legal,

administrative or arbitral proceeding or investigation.

“Contract”   means   all   agreements,   whether   oral   or   written   and   whether   express   or

implied   (whether   legally   binding   or   not),   including   contracts,   contract   rights,   promises,

commitments,   undertakings,   customer   accounts,   orders,   leases,   guarantees,   warranties   and

representations  and  franchises  used  in  the  Acquired  Business  as  currently  operated  to  which either the Shareholder or Company  is a party

“Copyrights”  means  all  copyrights  (whether  or  not  registered),  moral  rights,  and  all registrations and applications for registration thereof, as well a rights to renew copyrights, in each case  that  are  licensed  by  either  Shareholder  or  Company  and/or  otherwise  used  in  the  Acquired

Business as currently operated.

“Governmental    Authorities”    means     all    agencies,    authorities,    bodies,    boards,

commissions,  courts,  instrumentalities,  legislatures  and  offices  of  any  nature  whatsoever  of  any government,  quasi-governmental  unit  or  political  subdivision,  whether  foreign,  federal,  state,

county, district, municipality, city or otherwise (each, a “Governmental Authority”).

“Holdback  Amount”  means  One  Million  Five  Hundred  (1,500,000)  iGambit  Common

voting shares as defined in Section 2.3(b).

“Intellectual   Property”   means   all  (i)   Patents,   (ii)   Know-how,   (iii)   Trademarks,   (iv)

Copyrights,  (v)  Software  Programs  (including  but  not  limited  to  “off-the-shelf”  shrink-wrap  and click-wrap  software  programs),  in  each  case  that  are  licensed  by either  Shareholder  or  Company

and/or   otherwise   used   in   the   Acquired   Business   as   currently   operated,   and   (vi)   all   other

intellectual property rights and industrial  property rights (of every kind and nature throughout the universe  and  however  designated),  whether  arising  by  operation  of  law,  contract,  license  or otherwise, in each case that are licensed by either Shareholder or Company and/or otherwise used in the Acquired Business as currently operated.

“Intellectual Property Rights” means, collectively, any and all known or hereafter known tangible  and  intangible  rights  under  patent,  trademark,  copyright  and  trade  secret  laws,  and  any other  intellectual  property,  industrial  property  and  proprietary  rights  worldwide,  of  every  kind and  nature  throughout  the  universe,  however  designated,  whether  arising  by  operation  of  law,

contract, license or otherwise.

“Key  Employees”  means  the  following  employees  of  the  Company:  Jerry  Robinson,

Mary-Jo Robinson, and Kathleen Shepherd.

“Know-how”  means   any  and   all  product  specifications,  processes,  methods,  product designs,  plans,  trade  secrets,  ideas,  concepts,  inventions,  manufacturing,  engineering  and  other manuals  and  drawings,  physical  and  analytical,  safety,  quality  control,  technical  information,

data, research  records, all  promotional  literature, customer  and  supplier  lists  and similar data and information,  which,  in  each  case,  are  licensed  to  or  owned  by  ether  Shareholder  or  Company and/or  otherwise  used  in  the  Acquired  Business  as  currently  operated;  and  any  and  all  other confidential  or  proprietary technical  and  business  information  which  are  licensed  to  or owned  by either  Shareholder  or  Company  and/or  otherwise  used  in  the  Acquired  Business  as  currently operated.

“Knowledge”   means,   with   respect   to   a   given   matter   the   actual   knowledge   of   the

Shareholder,  any  officer  of  the  Company  thereof,  or  the  knowledge  that  the  Shareholder,  any officer  of  the  Company  thereof,  should  possess  in  the  exercise  of  reasonable  diligence  and investigation with respect to the matter.

“Liability”  means   any  direct  or  indirect  indebtedness,  liability,  assessment,  expense,

claim,  loss,  damage,  deficiency,  obligation  or  responsibility,  known  or  unknown,  disputed  or undisputed,  joint  or  several,  vested  or  unvested,  executory  or  not,  fixed  or  unfixed,  choate  or inchoate,  liquidated  or  unliquidated,  secured  or  unsecured,  determinable  or  undeterminable,

accrued  or  unaccrued,  absolute  or  not,  actual  or  potential,  contingent  or  otherwise  (including but not  limited  to  any  liability  under  any  guarantees,  letters  of  credit,  performance  credits  or  with respect to insurance loss accruals).

“Material  Adverse  Effect”  means  any  material  adverse  change  in  or  effect  upon  (a)  the financial  condition,  assets,  liabilities,  or  operations  of  (x)  the  Company taken  as  a  whole,  (y)  the

Acquired  Business  of  the  Company  and  the  Assets  (taken  as  a  whole),  or  (b)  the  ability  of  the

Shareholder to  execute,  deliver and  perform  this  Agreement, provided  that  none  of the  following

shall   be   deemed   to   constitute,   and   none   of   the   following   shall   be   taken   into   account   in

determining  whether  there  has  been,  a  Material  Adverse  Effect:    any  adverse  change,  event,

development,  or  effect  arising  from  or  relating  to  (i)  general  business  or  economic  conditions,

including  such  conditions  which  affect  the  Acquired  Business  industry  generally  (provided  they do  not  have  a  materially  disproportionate  effect  on  the  Company,  as  a  whole),  (ii)  national  or

international   political   or   social   conditions,   (iii)   financial,   banking,   or   securities   markets

(including  any  disruption  thereof  and  any  decline  in  the  price  of  any  security  or  any  market index),  (iv)  changes  in  United  States  generally  accepted  accounting  principles,  or  (v)  changes  in law,  rules,  regulations,  orders,  or  other  binding  directives  issued  by  any governmental  authority,

provided they do not have a materially disproportionate effect on the Company.

“Moral  Rights”  means,  collectively,  rights  to  claim  authorship  of  a  work,  to  object  to  or prevent  any  modification  of  a  work,  to  withdraw  from  circulation  or  control  the  publication  or distribution  of  a  work,  and  any similar  rights,  whether  existing under  judicial  or  statutory law  of any country or jurisdiction worldwide, or under any treaty or similar legal authority, regardless of whether such right is called or generally referred to as a “moral right.”

“Patents”   means   all   patents,   patent   disclosures   and   patent   applications   (including,

without   limitation,   all   reissues,   divisions,   continuations,   continuations-in-part,   renewals,   re-

examinations   and   extensions   of   the   foregoing)   owned   by   or   licensed   to   Company   and/or

otherwise used in the Acquired Business as currently operated.

“Permitted Liens” means (i) the Assumed Liabilities, and Liens associated therewith, and

(ii)  with  respect  to  Licensed  Intellectual  Property,  the  rights  held  by  the  applicable  licensors thereof.

“Person”    means    any    individual,    corporation,    joint    venture,    partnership,    limited

partnership,  limited  liability  company,  limited  liability  partnership,  syndicate,  trust,  association,

entity or government or political subdivision, agency or instrumentality of a government.

“Purchased   Stock”   means   collectively,   all   of   the   issued   and   outstanding   shares   of

HubCentrix Inc. as set forth in Section 3.12.

“Shares”  mean  the  13,500,000  shares  of  iGambit  Inc.  Common  voting  shares  described or referred to in Sections 2.1(a)(i) and 2.3(b)(i) and the Holdback Amount.

“Software Programs” shall have the meaning set forth in Section 3.21(f).

“Tangible  Personal  Property”  means  all  machinery, equipment,  tools,  furniture, fixtures and  equipment,  computer  hardware,  supplies,  materials,  leasehold  improvements,  automobiles,

computing  and  telecommunications  equipment  and  other  items  of  tangible  personal  property,  of every  kind  owned  or  leased  by  the  either  the  Shareholder  or  Company  and/or  otherwise  used  in

the  Acquired   Business   (wherever   located   and   whether   or   not   carried   on   the   books   of  the

Company),  together  with  any  express  or  implied  warranty  by  the  manufacturers  or  seller  or lessors  of  any item  or  component  part  thereof,  and  all  maintenance  records  and  other  documents relating thereto.

“Taxes”  means:    (1)  any  and  all  taxes,  fees,  levies,  duties,  tariffs,  imposts  and  other charges of any kind, imposed by any Governmental Authority or taxing authority, including taxes or  other  charges  on,  measured  by,  or  with  respect  to  income,  franchise,  windfall  or  other  profits,

gross  receipts,  property,  sales,  use,  capital  stock,  payroll,  employment,  social  security,  workers’

compensation,  unemployment  compensation  or  net  worth;  taxes  or  other  charges  in  the  nature  of excise,  withholding,  ad  valorem, stamp, transfer,  value-added  or gains  taxes;  license, registration

and  documentation  fees;  and  customers’  duties,  tariffs  and  similar  charges;  (2)   any Liability for

the  payment  of  any  amounts  of  the  type  described  in  (1) as  a  result  of  being  a  member  of  an affiliated,  combined,  consolidated  or  unitary  group  for  any  taxable  period;  (3) any  Liability  for the payment of amounts of the type described in (1) or (2) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any  Person;  and  (4) any  and  all  interest,  penalties,  additions  to  tax  and  additional  amounts imposed in connection with or with respect to any amounts described in (1), (2) or (3).

“Tax   Return”   means   any   return,   report,   statement,   form   or   other   documentation

(including  any  additional  or  supporting  material  and  any  amendments  or  supplements)  filed  or maintained,  or  required  to  be  filed  or  maintained,  with  respect  to  or  in  connection  with  the calculation, determination, assessment or collection of any Taxes.

“Trademarks”  means  (i)  trademarks,  service  marks,  trade  names,  trade  dress,  labels,

logos   and   all   other   names   and   slogans   used   exclusively  with   any  products   or   embodying

associated  goodwill  of the Acquired Business related to such products, whether or not registered,

and any applications or registrations therefor, and (ii) any associated goodwill incident thereto; in each  case  owned  by or  licensed  to  either  the  Shareholder  Company and/or  otherwise  used  in  the

Acquired Business as currently operated.

2.0

EXCHANGE OF SHARES.

2.1

Exchange.   On the  terms and subject to the conditions set  forth in this Agreement,

at  the  Closing  the  Shareholder  will  sell,  convey,  transfer  and  assign  to  the  iGambit,  and  the

iGambit   will  purchase  and  accept  from  the  Shareholder  all  right,  title  and  interest  in  and  to  all

the  issued  and  outstanding  shares  of  common  stock  of  the  Company   (the  Purchased  Stock)  duly

endorsed  or  accompanied  by  stock  powers  duly  executed  in  blank,  with  any  required  transfer stamps  affixed  thereto,  and  otherwise  in  proper  form  for  transfer,  as  shall  be  necessary to  vest  in

iGambit  full,  complete,  good  and  marketable  title  to  such  Purchased  Stock  free  and  clear  of  all

Liens  (other  than  Permitted  Liens),  claims  and  encumbrances  of  any  kind  whatsoever,  all  such

documents  to  be  in  form  and  substance  satisfactory  to  counsel  for  iGambit    in  exchange  for

fifteen  million  15,000,000  shares  of  restricted  common  stock  of  iGambit,  (the  “Shares”)  to  be issued as set forth in (1) and (2) below

(1)

Deliver   13,500,000   of     iGambit   Inc.’s   Common   voting   shares   to   the

Shareholder, or Shareholder’s designees at Closing;  and

(2)

the Holdback Amount.

At  the  Closing,  the  Shareholder   shall  deliver,  transfer  and  assign  all  of  the  Purchased

Stock  to  iGambit  by  delivering  stock  certificates  representing  all  of  the  Purchased  Stock  duly endorsed  or  accompanied  by  stock  powers  duly  executed  in  blank,  with  any  required  transfer stamps  affixed  thereto,  and  otherwise  in  proper  form  for  transfer,  as  shall  be  necessary to  vest  in

Purchaser  full,  complete,  good  and  marketable  title  to  such  Purchased  Stock  free  and  clear  of  all

Liens  (other  than  Permitted  Liens),  claims  and  encumbrances  of  any  kind  whatsoever,  all  such documents to be in form and substance satisfactory to counsel for Purchaser.

2.2

Assets.  As  of  the  date  of  Closing,  the  assets  of  Company  shall  consist  of  the

Contracts,  Intellectual  Property,  Tangible  and  Intangible  Assets  and  Records  and  Documents

described  in  Section  2.2  (a)  through  (d)  hereof  (collectively,  the  "Assets"),  free  and  clear  of  all liens, other than Permitted Liens.

(a)

Contracts.  All  rights  and  benefits  of  the  Company  and  Shareholder  under  all agreements  associated  with  the  Assets,  any  and  all  other  license  and  other  agreements  (if  any),

including, without limitation, those set forth on Schedule 3.22 (a).

(b)

Intellectual  Property.  All  rights,  title  and  interest  in  and  to,  all  United  States  and

foreign   licenses,   copyrights   (registered   and   unregistered)   and   copyright   applications,   and

Computer  Software  and  other  rights  associated  with  the  foregoing,  existing  now  or  in  the  future with  respect  to  the  Assets,  including,  without  limitation  the  right  to  sue  for  past  infringement thereof and all  other proprietary rights that  Company owns, licenses, or possesses the right to use with  respect  to  the  Assets  (collectively,  the  "Intellectual  Property").  The  Intellectual  Property  is

listed on Schedule 3.21 (b).

(c)

Tangible  and  Intangible  Assets.  All  tangible  and  intangible  personal  property rights  of  Shareholder  and  Company  in  and  to  the  Assets  (the  "Tangible  and  Intangible  Assets"),

which are reflected on Schedule2.2(c).

(d)

Records  and  Documents.  All  books,  records,  files,  papers,  databases,  and  other data (whether such information is stored in print, on electronic media, or pursuant to any audio or video  recording)  located  at  Company's  facilities  or  elsewhere  in  Company's  custody  or  control

(directly or  indirectly),  or  pertaining  to  the  Assets,  all  of  which  are  reflected  on  Schedule  2.2(d),

except  that  Shareholder  may  retain  duplicate  copies  and  computer  files  for  the  sole  purpose  of reference, updating and correction, but for no other purpose.

2.3

Closing

(a)

Time and Place. Subject to the terms and conditions of this Agreement, the exchange  of  shares  contemplated  hereby  (the  “Closing”)  shall  take  place,  on  the  date  hereof,

remotely  by  exchanging  executed  counterparts  of  this  Agreement,  and  the  other  agreements,

instruments,  certificates  and  other  documents  to  be  entered  into,  or  delivered,  in  connection herewith  or therewith  (collectively, the “Transaction Documents”), and Exchange of the Shares.

The  time  and  date  of  the  Closing  are  herein  referred  to  as  the  “Closing  Date,”  and  the  term

“Closing  Date”  shall  include  the  date  on  which  the  transactions  contemplated  hereunder  are consummated.

(b)

Deliveries by iGambit  to  the  Shareholder.   At  the  Closing,  iGambit  (or  its

designee) shall deliver or cause to be delivered each of the following:

(i)  instructions  to  its  Transfer  Agent  to  issue  certificates,  registered  in  the name  of  the  Shareholder  or  Shareholder’s  designees  in  the  amount  of  13,500,000  of  iGambit

Inc.’s  duly  authorized,  validly  issued,  fully  paid  and  non-assessable  Common  Voting  Shares,  in certificates  issued  in  the  amounts  and  in  the  names  as  set  forth  on  Schedule  2.3(b)(i)  attached

hereto  (Shareholder’s   Designees”),  and  to  make  book  entries   totaling  the  Holdback  Amount  of

1,500,000  Shares,  issued  in  the  amounts  and  in  the  names  as  set  forth  on  Schedule  2.3(b)(i)

attached  hereto  (“Holdback  Designees”),  and  iGambit  shall  instruct  its  Transfer  Agent  to  cause the  Shareholder  Designee’s  Certificates  to  be  sent  direct  to  the  Shareholder’s  Designees  and  the

Holdback  Amount   to  be  held  as  book  entries,  which  the  Transfer  Agent  shall  hold  pursuant  to the  provisions  of  a  restrictive  legend  as  follows,  and  to  issue  certificates  therefor  to  Shareholder

Designees when and as provided in Section 6.4 below.

“THE     SHARES     REPRESENTED     HEREBY    MAY    NOT    BE    SOLD,    ASSIGNED,

TRANSFERRED,   ENCUMBERED  OR   IN   ANY   MANNER   DISPOSED   OF,   EXCEPT   IN

COMPLIANCE   WITH   THE   TERMS   OF   SECTION   6.4   OF   THE   STOCK   EXCHANGE

AGREEMENT  BETWEEN  IGAMBIT  INC.   AND  THE  REGISTERED  HOLDER  OF  THE

SHARES  (OR  THE  PREDECESSOR  IN  INTEREST  TO  THE  SHARES).  THE  SECRETARY

OF  IGAMBIT  WILL,  UPON  WRITTEN  REQUEST,  FURNISH  A  COPY  OF  SUCH  STOCK

EXCHANGE AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

(ii)    Form  of  employment  agreement  for  the  Key  Employees  attached hereto  as  Exhibit  2.3(c)(vii)  (the  “Employment  Agreement”),  to  be  executed  within  (30)  thirty days  of  Closing  (during  which  period  the  Key  Employees  shall  continue  to  be  employed  by  the

Company or iGambit  upon terms  and  conditions  not  less  favorable  than  the terms  and conditions upon  which  they  are  employed  by  the  Company  on  the  date  hereof),  and  which  shall  provide  a minimum  three  (3)  year  term,  and  shall  provide  that  such  Key  Employees  will  participate  in  the programs generally offered to the iGambit’s executive team with respect to performance bonuses,

medical benefits, insurance and the like;

(iv)

A Certificate of the  Secretary of iGambit showing the signatures of those  officers  of  iGambit,  respectively,  authorized  to  sign  this  Agreement,  the  Employment

Agreement,  and  all  other  Transaction  Documents  on  behalf  of  iGambit  certifying  that  said signatures are the signatures of said authorized officers;

(v)

Good  standing  certificates  of  iGambit,  dated  no  earlier  than  ten

(10)  calendar  days  prior  to  the  Closing  Date,  certifying  that  iGambit  is  in  good  standing  in  the

State of Delaware;

(v)

Resolutions  of  the  shareholders  (if  necessary)  and  the  directors  of

iGambit  certified  by  the  Secretary  of  iGambit  as  having  been  duly  and  validly  adopted  and  as being  in  full  force  and  effect  on  the  date  hereof,  authorizing  the  execution  and  delivery  by

iGambit  of  this  Agreement  and  other  Transaction  Documents,  and  authorizing  the  performance by iGambit of the transactions contemplated hereby and thereby;

(vi)

A  duly  executed  certificate  of  iGambit  described  in  Section  7.1 hereof;

(vii)      All  other  documents  necessary  or  appropriate,  in  the  reasonable opinion  of  Shareholder,  to  effectuate  the  stock  exchange  at  the  Closing  in  accordance  with  the provisions of this Agreement.

(c)

Deliveries by the Shareholder.  At Closing, the Shareholder shall deliver or cause to be delivered to iGambit (or its designee) each of the following:

(i)

A   Certificate   of   the   Secretary   of     Shareholder     showing   the

signatures  of  those  officers  of  Shareholder,  authorized  to  sign  this  Agreement  on  behalf  of

Shareholder  and certifying that said signatures are the signatures of said authorized officers;

(ii)

A    copy   of    the    Articles    of    Incorporation    and    By-Laws    of

Shareholder,  together with  all  amendments  and  supplements  thereto, certified by the Secretary of

Shareholder as being true and complete in all material respects;

(iii)      Good  standing  certificates  of  Shareholder  dated  no  earlier  than  ten

(10)  calendar  days  prior  to  the  Closing  Date,  certifying  respectively  (i)  that  Shareholder  is  in good  standing in the State of Florida; (ii) that  Shareholder is  qualified to do business in all of the other states in which Shareholder then does business;

(iv)

Resolutions  of  the  shareholders  and  the  directors  of  Shareholder certified by the Secretary of Shareholder as having been duly and validly adopted and as  being in full  force  and  effect  on  the  date hereof, authorizing the  execution  and  delivery by Shareholder of

this   Agreement   and   other   Transaction   Documents,   and   authorizing   the   performance   by

Shareholder of the transactions contemplated hereby and thereby;

(v)

A duly executed  certificate of Shareholder  described  in Section 8.2 hereof;

(vi)      Duly  executed  written  consents  from  each  of  the  parties  to  each  of the  Assigned  Contracts,  to  the  extent  such  consent  is  required  pursuant  to  the  terms  thereof,

consenting  to  the  assignment  of  the  Contracts  to  the  iGambit,  in  such  form  as  iGambit  shall  in the exercise of reasonable discretion determine (collectively, the “Consents”).

(vii)    Duly  executed  assignments  of  the  existing  Leases  referred  to  on

Schedule  3.20  from  Shareholder  to  iGambit,  in  form  and  substance  reasonably  satisfactory  to

iGambit  and the consent of the landlord under such Lease to such assignment;

(viii)    All  other  documents  necessary  or  appropriate,  in  the  reasonable

opinion  of  iGambit,  to  effectuate  the  stock  exchange   at  the  Closing,  free  and  clear  of  all  Liens

(other than Permitted Liens), in accordance with the provisions of this Agreement; and

2.4

Further Assurances.     In   addition   to   the   actions,   documents   and   instruments

specifically  required  to  be  taken  or  delivered  hereby,  prior  to  and  after  the  Closing  and  without further  consideration,  each  party shall  execute,  acknowledge  and  deliver  such  other  assignments,

transfers, consents  and  other  documents  and  instruments  and  take  such  other actions as any party or  its/his  counsel  may  reasonably  request  to  complete  and  perfect  the  transactions  contemplated by this Agreement.

3.

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER.

The    Shareholder    represents    and    warrants    to    iGambit    that    the   following

representations  and  warranties  are  true  and  correct  in  all  material  respects  on  the  date hereof  and will be true and correct in all material respects on and as of the Closing Date:

3.1

Organization and Good Standing.  The  Company  is  a  corporation  duly  organized,

validly existing and  in  good  standing under the laws of the State of Florida and in all other states in  which  Shareholder  does  business,  is  qualified  to  do  business  in  the  State  of  Florida  and  all other states in which Shareholder does business and where the nature of its business or the nature and  location  of  its  assets  requires  such  qualification,  except  in  those  jurisdictions  where  the failure  to  qualify  would  not  have  a  Material  Adverse  Effect;  and  has  full  corporate  power  to execute, deliver and perform its obligations under this Agreement.

3.2

Authority and Consents.   The Shareholder has full power to enter into and to carry

out  the  terms  of  this  Agreement.   The  Shareholder  has  taken  all  action,  corporate  and  otherwise,

necessary   to   authorize   the   execution,   delivery   and   performance   of   this   Agreement,   the

completion of the transactions contemplated hereby and the execution and delivery of any and all

instruments   necessary   or   appropriate   to   effectuate   fully   the   terms   and   conditions   of   this

Agreement.   Except as set forth on Schedule 3.2, no consent or approval of any third party, court,

governmental  agency,  other  public  authority  or  third  party  with  any  actual  or  alleged  interest  in

the   Company’s   business   or   the   Assets   is   required   as   a   condition   to   (a) the   authorization,

execution,  delivery  and  performance  of  this  Agreement  or  any  other  instruments  necessary  to

effectuate  this   Agreement;   or  (b) the  consummation  by  the  Shareholder  of  the  transactions

contemplated   herein.     This   Agreement   has   been   properly   executed   and   delivered   by   the

Shareholder  and  constitutes  the  valid  and  legally  binding  obligation  of  the  Shareholder  and  is

enforceable   against   the   Shareholder   in   accordance   with   its   terms,   except   to   the   extent

enforceability  may  be  limited  by  bankruptcy,  insolvency,  reorganization,  moratorium  or  other similar  laws  affecting  the  enforcement  of  creditors’  rights  in  general  and  subject  to  general principles of equity and the discretion of courts in granting equitable remedies.

3.3

Rights  of  First  Refusal;  Right  of  First  Negotiation,  Etc.   There  are  no  applicable

rights  of  first  refusal,  rights  of  first  negotiation,  rights  of  first  offer  or  similar  rights  of  any  kind that  would  require  Shareholder  to  provide  any third  party with  notice,  an  opportunity to  discuss,

negotiate  or  to  engage  in  any of  the  transactions  contemplated  hereby prior  to  consummating the transactions contemplated hereby.

3.4

No Conflict.     Neither   the   execution   and   delivery  of   this   Agreement   nor   the

carrying  out  of  the  transactions  contemplated  hereby  will  result  in  (a) any  violation,  termination or  modification  of,  or  conflict  with,  the  articles  of  incorporation  or  By-Laws  of  the  Company or any  of  the  contracts  or  other  instruments  to  which  either  the  Company  is  a  party,  or  of  any judgment, decree or order applicable to the Company; or (b) the creation of any Lien on all or any portion of the Assets.

3.5

Broker’s and Finder’s Fees.    No  broker,  finder,  agent,  representative  or  similar

intermediary  has  acted  as  a  broker  for  or  on  behalf  of  the  Shareholder  in  connection  with  this

Agreement  or  the  transactions  contemplated  hereby,  and  no  broker,  finder,  agent  or  similar intermediary  is  entitled  to  a  brokerage  commission,  finder’s  fee,  advisory  fee  or  other  like

payment   (each,   a   “Broker’s   Fee”)   in   connection   herewith,   based   on   any   agreement   or

understanding  with  Shareholder  or  any  action  taken  by  Shareholder.    Any  such  Broker’s  Fee

based  on  any  agreement  or  understanding  with  Shareholder  or  any  action  taken  by  Shareholder which may be due in connection with the purchase and sale contemplated by this Agreement will be borne by the Shareholder who entered into the agreement to pay.

3.6

Litigation and Compliance.  Except as set forth on Schedule 3.6, there is no Claim

pending or, to  the  Shareholder’s Knowledge, threatened against the Assets of the  Company.   The

Company is not subject to any order of any court, regulatory commission, board or administrative body entered in any proceeding to which the Company is a party or of which the Shareholder has

Knowledge.   Within  the  last  3  years,  the  Company  has  complied  with,  in  all  material  respects,

and  is  currently  in  compliance  with,  in  all  material  respects,  all  laws,  rules,  regulations,  orders,

ordinances,  judgments  and  decrees  of  any governmental  authority applicable  to  the  Assets  or  the

Company’s Acquired Business.

3.7

Title  and Condition of Assets.   The  Company has  good  and  marketable  title  to  all

of  the  Assets,  free  and  clear  of  all  Liens  (other  than  Permitted  Liens).   The  Assets  are  in  good

operating  condition  and  repair,  and  constitute  all  of  the  assets  necessary  to  the  conduct  of  the

Company and its Acquired Business.

3.8

Accounts  Receivable.   All  Accounts  Receivable  of  the  Company  reflected  in  the balance sheet  for the most recently ended period included in the Financial Statements (as defined in  Section 3.10), and  all  Accounts Receivable that have arisen since  the  date of the latest balance sheet  of  the  Company  included  in  the  Financial  Statements  (except  Accounts  Receivable  that have  been  collected  since  such  date)  are,  to  the  Shareholder’s  Knowledge,  valid  and  enforceable claims,  and  constitute  bona  fide  Accounts  Receivable  resulting  from  the  provision  of  services  in

the  ordinary course  of  the  Company’s  Acquired  Business.   To  the  Shareholder’s  Knowledge, the

Accounts Receivable are subject to no valid defense, offsets, returns, allowances or credits of any kind, except as reserved against on the most recent  balance sheet or those which are not material,

individually  or   in   the   aggregate,   to   the   Company  and   arise   in   the   ordinary  course   of  the

Company’s  Acquired  Business;  and,  to  Shareholder’s  Knowledge,  are  fully  collectible  within

sixty  (60)   days   from   their   due  date,   subject   to   possible  uncollectibility  of  some  Accounts

Receivable  consistent  with  the  Company’s  past  collections  experience.   Except  for  the  Accounts

Receivable,   advances   to   employees   in   the   ordinary  course   of   business   and   prepayment   of

expenses  incurred  in  the  ordinary  course  of  business,  the  Company  has  not  made  any  loan  or advance to any Person.

3.9

[Reserved.]

3.10     Financial and Full Information.      The   Shareholder   has   delivered   to   iGambit

unaudited  financial  statements  for  the  Company covering  the  periods  from  January 1,  2015  until

December 31, 2016 (the “Financial  Statements”), copies of which are attached hereto as Exhibit

3.10.   To  Shareholder’s  Knowledge,  the  Financial  Statements  have  been  prepared  in  accordance with  cash  basis  accounting  principles  consistently  applied  (“Cash  Accounting  Principles”),  are true,  correct  and  complete  in  all  material  respects,  and  accurately,  in  all  material  respects,  reflect the financial position of the Company for the periods set forth therein.

3.11     Absence of Undisclosed Liabilities.   Except as set forth on Schedule 3.11 attached

hereto,  or  as  disclosed  on  the  Financial  Statements,  to  the  Knowledge  of  Shareholder,   there  are

no   liabilities   or   obligations   of   any   kind   whatsoever,   or   whether   direct,   indirect,   accrued,

contingent or absolute,   and   whether or not  determined or determinable (other than the liabilities of  the  Company  set  forth  on  the  Financial  Statements),  to  which  the  Company  or  the  Acquired

Business  will  be  subject  following  consummation  of  the  transactions  contemplated  hereby,  and there  is  no  existing claim, condition,  situation  or set  of circumstances  which  could  reasonably be expected to result in any such liability or obligation.

3.12     Capitalization.   Schedule 3.12  attached hereto  accurately sets forth the authorized,

issued  and  outstanding  shares  of  capital  stock  of  the  Company  and  the  class,  series  and  number

of  such  shares  owned  by each  of  the  Company’s  shareholders.   All  of the  issued  and outstanding

shares  of  capital  stock  of  the  Company  have  been  duly  authorized,  are  validly  issued,  fully  paid and non-assessable, are not subject  to, nor were issued in violation of, any preemptive rights, and

is  owned  of  record  and  beneficially by the  parties  set  forth  on  Schedule 3.12.   Except  as  may be

set  forth  on  the  Schedule 3.12,  there  are  no  outstanding  or  authorized  options,  warrants,  rights,

contracts,  calls,  puts,  rights  to  subscribe,  conversion  rights  or  other  agreements  or  commitments to  which  the  Company  is  a  party  or  which  are  binding  upon  the  Company  providing  for  the issuance,  disposition  or  acquisition  of  any of  the  Company’s  capital  stock  or  other  equity or  any

rights   or   interests   exercisable   therefor.     There   are   no   voting   trusts,   proxies   or   any   other

agreements  or  understandings  with  respect  to  the  voting  of  the  securities  of  the  Company.

Except  as set forth on Schedule 3.12, the Company is not subject to any obligation (contingent or

otherwise)   to   repurchase   or   otherwise   acquire   or   retire   its   capital   stock.     The   Company’s

shareholders  are  the  beneficial  and  record  owners of all  of the outstanding shares of capital  stock of the Company, free and clear of all Liens.

3.13     Licenses  and  Permits.    Schedule  3.13  of  the  Disclosure  Schedules  sets  forth  a complete list of all of the certificates, licenses, consents, permits or other approvals required of or obtained  by  the  Company  in  connection  with  the  operation  of  the  Acquired  Business,  including all certificates of use and occupancy (collectively, the “Licenses and Permits”).  The Shareholder

has  provided  iGambit  with  true  and  complete  copies  of  all  of  the  Licenses  and  Permits.   All  of

the  Licenses  and  Permits  are  in  full  force  and  effect  and  the  Company  is  not  in  violation  in  any

material  respect  with  respect  to  any  of  them.   No  proceedings  are  pending  or  threatened  by  any

applicable  authority  to  revoke  or  limit  the  scope  of  any of  the  Licenses  and  Permits.   Other  than

those  listed  on  Schedule  3.13,  there  are  no  Licenses  or  Permits  necessary  for  the  conduct  of  the

Acquired  Business  as  it  is  currently  being  conducted.   None  of  the  Licenses  and  Permits  would

be  rendered  ineffective  or  be  required  to  be  reissued  as  a  result  of  the  consummation  of  the transactions contemplated hereby.

3.14     Business Records.   All  business  records  of  the  Company  have  been  provided  to

iGambit  for  review,  are  complete  and  correct  in  all  material  respects,  and  fairly  reflect  the operations of the Acquired Business.

3.15     Insurance.   Set  forth  on  Schedule  3.15  is  a  true  and  complete  list  and  description of  all  insurance  in  force  on  the  date  hereof  with  respect  to  the  Assets  and/or  the  Acquired

Business  of  the  Company  together  with  a  summary  description  of  the  hazards  insured  against.

To  Shareholder’s  Knowledge,  such  policies  are  in  full  force  and  effect  with  insurers  and  copies

thereof  have  been  provided  to  iGambit.   There  are  no  outstanding  unpaid  claims  under  any such policy,  and  the  Shareholder  has  no  Knowledge  of  any  notice  of  cancellation  or  non-renewal  of

any  such  policy.   To  Shareholder’s  Knowledge,  there  are  and  have  been  no  inaccuracies  in  any application  for  such  policies,  nor  any  failure  to  pay  premiums  thereon  when  due.  The  Company has  not  received  any  written  notice  from  any of  its  insurance  carriers  that  any of  the  Company’s insurance  premiums  will  be  materially increased in the  future or that  any insurance coverage will not  be  available  to  the  Company  in  the  future  on  substantially  the  same  terms  as  now  in  effect.

No  such  insurance  policies  call  for  any  retrospective  premium  adjustments.   All  such  insurance

policies are freely assignable by the Company to iGambit without the consent of any party.

3.16     Operation of the Acquired   Business.     The  Assets  are  sufficient  to  operate  the

Acquired  Business  in  accordance  with  past  practice  in  all  material  respects.   All  of  the  Assets  of

the  Company are  in  good  condition  and  repair  (subject  to  ordinary wear and  tear), and  have been maintained in accordance with appropriate manufacturer’s standards in all material respects.

3.17     Absence  of  Certain  Changes.    Since  September  3,  2013,  the  business  of  the

Company has been conducted in the  ordinary course, and there has not been any material adverse change,  or  occurrence  or  state  of  circumstances  which,  individually  or  in  the  aggregate,  could reasonably  be  expected  to  result  in  a  material  adverse  change,  in  the  business,  prospects,  assets,

condition  (financial  or  otherwise)  or  results  of  operations  of  the  Company  taken  as  a  whole  and

there   has   been   no   change   in   the   Company’s   authorized   or   issued   securities,   grant   of   any

securities,   option   or   right   to   purchase   securities   of   the   Company   or   issuance   of   any

security/securities convertible into capital stock or other securities of the Company.

3.18     Employee Matters.

(a)

Schedule 3.18 contains  a complete and correct  list  of all Employee Benefit

Plans  (as  defined  below)  and  any  other  employee  benefit  arrangements  or  payroll  practices,

including,    without    limitation,    employment    agreements,    severance    agreements,    executive

compensation   arrangements,   incentive   programs   or   arrangements,   sick   leave,   vacation   pay,

severance  pay  policies,   salary  continuation   for   disability,  consulting  or  other  compensation

arrangements, workers’ compensation, retirement, deferred compensation, bonus, stock purchase,

hospitalization,    medical    insurance,    life   insurance,    tuition   reimbursement    or   scholarship

programs, any plans providing benefits or payments in the event of a change of control, change in ownership,  or  sale  of  a  substantial  portion  (including  all  or  substantially  all)  of  the  assets  of  the

Company  maintained  by  the  Company,  to  which  the  Company has  contributed  or  is  obligated  to make  payments,  in  each  case  with  respect  to  any employees  (or,  if the Company has any existing

liability,  former  employees)  of  the  Company  (hereinafter,  the  “Employee  Benefit  Plans”).   All

Employee   Benefit   Plans   which   constitute   Employee   Pension   Plans   (as   defined   below)

(hereinafter,  the  “Employee  Pension  Plans”)  are  separately  listed  on  Schedule  3.18  of  the

Disclosure Schedules.   The Company and its ERISA Affiliates do not and have never maintained

or participated in any Employee Benefit  Plans which are:   (a) subject to Title IV of the Employee

Retirement  Income  Security  Act  of  1974,  as  amended  (“ERISA”)  or  the  minimum  funding

requirements   of   Section   412   of   the   Code;   (b)   Multiemployer   Plans   (as   defined   below);

(c) multiple  employer  plans  subject  to  Sections  4063  and  4064  of  ERISA  (“Multiple  Employer

Plans”);  or  (d)  plant  closing  benefit  plans.  As  used  in  this  Agreement,  (i)  “Employee  Benefit

Plan”  shall  have  the  meaning  ascribed  to  such  term  by  Section 3(3)  of  ERISA,  (ii)  “Employee

Pension  Plan”  shall  have  the  meaning  ascribed  to  such  term  by  Section  3(2)  of  ERISA,  (iii)

“ERISA   Affiliate”   shall   refer   to   any   trade   or   business,   whether   or   not   incorporated,   the

employees  of  which,  together  with  the  employees  of  the  Company,  are  treated  as  employed  by a single  employer  under  Section  414(b),  (c),  (m)  or  (o)  of  the  Code,  and  (iv)  “Multiemployer

Plans”  shall  mean  any  multiemployer  plan  as  defined  in  Section  3(37)  of  ERISA  to  which  the

Company or an ERISA Affiliate has contributed or is or was obligated to make payments, in each case  with  respect  to  any  current  or  former  employees  of  the  Company  or  an  ERISA  Affiliate before the Closing Date.

(b)

Except as set forth on Schedule 3.18:

(i)

to  Shareholder’s  Knowledge,  the  Employee  Pension  Plans  which are  “defined  contribution  plans”  intended  to  qualify  under  Section  401  of  the  Code  are  so qualified  and  the  trusts  maintained  pursuant  thereto  are  exempt  from  federal  income  taxation under  Section  501  of  the  Code,  and  nothing  has  occurred  with  respect  to  the  operation  of  such plans  which  could  cause  the  loss  of  such  qualification  or  exemption  or  the  imposition  of  any material liability, lien, penalty, or Tax under ERISA or the Code;

(ii)

true, correct  and  complete copies  of  the  following documents, with

respect  to  the  Employee  Benefit  Plans  have  been  delivered  to  iGambit:   (A)  all  plan  documents,

including  trust  agreements,  insurance  policies  and  service  agreements  and  amendments  thereto,

(B)  the  most  recent  Forms  5500  and  any  financial  statements  attached  thereto  and  those  for  the prior  three  years,  (C)  the  last  Internal  Revenue  Service  determination  letter,  and  the  applications and  supporting  disclosure  documents  submitted  to  the  Internal  Revenue  Service  with  respect  to such  determination  letter,  and  all  other  correspondence  or  filings  with  a  governmental  agency or

entity   including   without   limitation   compliance   program   applications,   (D)   summary   plan

descriptions,  (E)  employee  handbooks  or  manuals,  and  (F)  the  most  recent  actuarial  written descriptions of all non-written agreements relating to any such plan;

(iii)      to  Shareholder’s  Knowledge,  there  are  no  pending  Claims  which have  been  asserted  or  instituted  by  or  against  the  Employee  Benefit  Plans,  against  the  assets  of any  of  the  trusts  under  such  plans  or  by  or  against  the  plan  sponsor,  plan  administrator,  or  any fiduciary of the Employee Benefit Plans (other than routine benefit claims);

(iv)

to  Shareholder’s  Knowledge,  all  amendments  and  actions  required to  bring  the  Employee  Benefit  Plans  into  conformity  in  all  material  respects  with  all  of  the applicable provisions  of  ERISA, the  Code  and any other  applicable laws  (including the  rules  and regulations  thereunder)  have  been  made  or  taken  except  to  the  extent  that  such  amendments  or actions  are  not  required  by  Law  to  be  made  or  taken  until  a  date  after  the  Closing  Date  and  are disclosed on Schedule 3.18 (b)(iv);

(v)

to   Shareholder’s  Knowledge,  the  Employee  Benefit  Plans  have been  maintained,  in  form  and  operation,  in  all  material  respects  in  accordance  with  their  plan documents  and  with  all  provisions  of  the  Code  and  ERISA  (including  rules  and  regulations

thereunder)   and   other   applicable   Law,   and   the   Shareholder   nor   any  “party  in   interest”   or

“disqualified  person”  with  respect  to  the  Employee  Benefits  Plans  has  engaged  in  a  “prohibited transaction” within the meaning of Section 4975 of the Code or Title I, Part 4 or ERISA;

(vi)

none  of  the  Employee  Benefit  Plans  contains  any provisions  which would  prohibit  the  transactions  contemplated  by this  Agreement  or  which  would  give  rise  to  any

severance,   termination   or   other   payments   or   liabilities,   including   without   limitation   any

acceleration  in  benefit  vesting or distribution, as  a  result  of  the  transactions  contemplated  by this

Agreement;

(c)

Attached  hereto  as  Schedule 3.18(c) is  a  complete  and  correct  list  of (i) all employee  grievances  during  the  last  three  (3)  years  and  (ii)  each  person  who,  as  of  the  date  set forth  in  such  list,  is  employed  by  the  Company,  including  each  active  employee  and  each employee  classified  as  inactive  as  a  result  of  disability, leave  of absence, layoff or other absence.

With  respect  to  such  persons,  such  list  includes  the  positions  and  the  current  wages  for  the  most

recent  payroll  period.    Schedule  3.18(c)  also  contains  a  description  of  all  existing  severance,

accrued   vacation   obligations   or   retiree   benefits   of   any   current   or   former   director,   officer,

employee  or  consultant  of  the  Company.    The  employment  or  consulting  arrangements  of  the

Company with all  such persons  are  terminable at  will.   Except  as  provided  in  Section  2.3(c)(vii),

the  Company  has  not  made  any  written  or  oral  agreement  with  or  promise  to  any  employee,

officer or consultant regarding continued employment by  iGambit after the Closing Date;

3.19     Environmental Matters.

(a)

The  Company  has  not  released,  emitted,  buried  or  otherwise  disposed  of

Regulated  Substances  (as  hereinafter  defined),  in  material  violation  of  Environmental  Laws,  on any property, including any real property the leasehold interest of which is  included in the Assets

(each  a  “Property”  and  together  the  “Properties”).   The  Company  has  complied,  in  all  material

respects,  with  all  Environmental  Laws   (as  hereinafter  defined),  applicable  to  the  Company

pertaining to the use, ownership, and operation of the Properties.

(b)

As  used  in  this  Agreement:  (i)  “Environmental  Law”  means  any  statute,

regulation,  rule,  code,  common  law,  order  or  judgment  of  any  applicable  federal,  state,  local  or foreign  jurisdiction  relating  to  pollution,  hazardous  substances,  hazardous  wastes,  petroleum  or otherwise relating to protection of the environment, natural resources or human health, including,

by  way  of  example  and  not  by  way  of  limitation,  the  Clean  Air  Act,  the  Clean  Water  Act,  the

Resource   Conservation   and   Recovery   Act   (“RCRA”),   the   Comprehensive   Environmental

Response  Compensation  and  Liability  Act  (“CERCLA”),  the  Toxic  Substances  Control  Act

(“TSCA”),  and  the  Emergency  Planning  and  Community  Right-to-Know  Act,  all  as  currently amended;  (ii)  “Regulated  Substances”  means  any  substance  regulated  under  Environmental

Laws,  including  but  not  limited  to  hazardous  waste,  as  defined  pursuant  to  RCRA,  hazardous substances, as defined pursuant to CERCLA, toxic substances as defined under TSCA, hazardous

materials,   as   defined  under  the  Hazardous  Materials   Transportation  Act,  petroleum   and   its

fractions,  ACM’s  and  PCB’s;  and  (iii)  “the  Company”  includes  any  predecessors  or  affiliates  of the Company.

3.20     Property.

(a)

The  Company  does  not  own  any  real  property.   Schedule  3.20  lists  as  of

the  date  hereof  all  written  leases,  subleases,  licenses,  rental  or  occupancy  agreements  and  other agreements  (including  all  amendments)  to  lease,  sublease,  license  or  otherwise  occupy or  permit occupancy  of,  and  describes  all  oral  leases,  subleases,  licenses,  rental  or  occupancy  agreements pursuant  to  which  the  Company leases,  subleases,  licenses,  or  otherwise  rents  or  occupies  or  has agreed  to  lease,  sublease,  license  or  otherwise  occupy  or  permit  occupancy  of,  any  real  property

(“Leases”).

(b)

All  of  the  Leases  are  valid  and  in  full  force  and  effect,  enforceable  against the Company, and, to Shareholder’s Knowledge, against  the other parties thereto (except, in each case,  to  the  extent  enforceability  may  be  limited  by  bankruptcy,  insolvency,  reorganization,

moratorium  or  other  similar  laws  affecting  the  enforcement  of  creditors’  rights  in  general  and

subject   to   general   principles   of   equity   and   the   discretion   of   courts   in   granting   equitable

remedies);  and  have  not  been   assigned,  modified,  supplemented  or  amended  other  than  as

disclosed  by  Shareholder  to  iGambit.    The  Shareholder  has  delivered  to  the  iGambit  true  and complete  copies  of  all  of  the  Leases,  all  amendments  thereto,  and  all  material  correspondence related  thereto,  including  all  correspondence  pursuant  to  which  any  party  to  any  of  the  Leases declared  a  default  thereunder  or  provided  notice  of  the  exercise  of  any  option  granted  to  such party under such Lease.

(c)

The  Shareholder  has  not  received  any  notice  that  any  of  the  Property,  or the  use,  occupancy or  operation  thereof  violates  any governmental  requirements  or  deed or other title covenants or restrictions.

(d)

There  are  no  parties  other  than  the  Company  in  possession  of  any  of  the

Property or  any portion  thereof,  and  there  are  no  leases,  subleases,  licenses,  concessions  or other agreements,  written  or  oral,  granting  to  any party or  parties  other  than  the  Company,  the  right  of use or occupancy of any of the Property or any portion thereof other than the Leases.

3.21     Intellectual Property.

(a)

Schedule   3.21(a)   contains   a   true  and   complete  list   of   the  Intellectual

Property, and includes details of all due dates for further filings, maintenance and other payments or  other  actions  falling  due  in  respect  of  the  Intellectual  Property  within  twelve  (12)  months following  the  Closing  Date,  and  the  current  status  of  the  corresponding  registrations,  filings,

applications  and  payments.   All  of  the  registrations  and  applications  arising  from  or  relating  to the  Intellectual  Property  are  and  remain  valid  and  subsisting,  in  good  standing,  with  all  fees,

payments  and  filings  due  as  of  the  Closing  Date  duly  made,  and  the  due  dates  specified  on

Schedule 3.21(a) are accurate and complete in all material respects.  All of these registrations and applications are enforceable.  The Shareholder has delivered correct and complete copies of all of these  registrations  and  applications,  and  has  made  available  for  review  correct  and  complete

copies  of  all  other  written  documentation  evidencing  ownership  of  each  of  the  foregoing.   The

Company  has  made  all  other  registrations  relating  to  the  Acquired  Business  that  it  is  required  to have  made  and  is  in  good  standing  with  respect  to  such  registrations  with  all  fees  due  as  of  the

Closing duly made.

(b)

The  Intellectual  Property  consists  solely  of  items  and  rights  that  are:   (1)

owned  by  the  Company;  (2)  in  the  public  domain;  or  (3)  rightfully  used  by  either  the  Company pursuant to a valid license, sublicense, consent or other similar written agreement (the “Licensed

Intellectual  Property”).    The  parties  and  date  of  each  such  agreement  regarding  the  Licensed

Intellectual  Property  are  set  forth  on  Schedule  3.21(b).    To  the  Shareholder’s  Knowledge,  the

Company has all rights in the Intellectual Property reasonably necessary and reasonably sufficient to  carry  out  the  Company’s  current  activities  and  proposed  activities  relating  to  the  Acquired

Business  (and  had  all  rights  necessary to  carry out  its  former  activities  at  the  time  such  activities were  being  conducted),  including  and  to  the  extent  required  to  carry out  such  activities,  rights  to make,  use,  reproduce,  modify,  adapt,  create  derivative  works  based  on,  translate,  distribute

(directly  and  indirectly),  transmit,  display  and  perform  publicly,  license,  rent  and  lease  and,  as

applicable,  assign  and  sell,  the  Intellectual  Property.   The  Shareholder  has  delivered  correct  and

complete  copies  of  all  material  license  agreements  to  iGambit,  and,  as  applicable,  has  made available  for  review  correct  and  complete  copies  of  all  other  written  documentation  evidencing that the Company has rights in each of the foregoing.

(c)

To  the  Shareholder’s  Knowledge,  the  Company  has  not  infringed  upon  or misappropriated  any Intellectual  Property Rights  or  personal  right  of  any person  anywhere  in  the

world.   Except  as  outlined  in  Schedule  3.21(c),  no  Claims  or  written  notice  (1)  challenging  the validity,  effectiveness  or  ownership  by the  Company of  any of  the  Intellectual  Property,  or (2) to

the  effect  that  the  use,  distribution,  licensing,  sublicensing,  sale or any other exercise  of rights  in any  product,  service,  work,  technology  or  process  as  now  used  or  offered  or  proposed  for  use,

licensing,   sublicensing,   sale   or   other   manner   of   commercial   exploitation   by  the   Company

infringes  or will  infringe  on  any Intellectual Property Rights or personal right of any Person have

been  asserted  or,  to  Shareholder’s  Knowledge,  are  threatened  by  any  Person.   To  Shareholder’s

Knowledge,  there  is  and  has  been  no  unauthorized  use,  infringement  or  misappropriation  of  any

Intellectual Property by any third party, employee or former employee.

(d)

All  personnel  (including  employees,  agents,  consultants  and  contractors),

who  have  contributed  to  or  participated  in  the  conception  and/or  development  of  the  Intellectual

Property on behalf of the  Company have executed nondisclosure agreements in the form set forth

on   Schedule   3.21(d)   and   either   (1)   have   been   a   party   to   a   “work-for-hire”   and/or   other

arrangement   or   agreements   with   the   Company  in   accordance   with   applicable  international,

national,  state  and  local  Law  that  has  accorded  the  Company  full,  effective,  exclusive  and original ownership of all tangible and intangible property and Intellectual Property Rights thereby arising or relating thereto, or (2) have executed appropriate instruments of assignment in favor of the  Company as  assignee  that  have  conveyed  to  the  Company effective  and  exclusive  ownership of  all  tangible  and  intangible  property and  intellectual  property rights  thereby arising  and  related

thereto.    Prior  to  the  date  hereof,  the  Shareholder  has  provided  copies  of  all  such  written agreements or provided a summary of the terms of any such oral agreements to iGambit.

(e)   The   Company   is   not,   nor   as   a   result   of   the   execution   or   delivery   of   this

Agreement,  or  performance  of  the  Shareholder’s  obligations  hereunder,  will  the  Company be,  in violation  of  any license,  sublicense,  agreement  or  instrument  relating  to  the  Intellectual  Property to  which  the  Company  is  a  party  or  otherwise  bound,  nor  will  execution  or  delivery  of  this

Agreement,  or  performance  of  the  Shareholder’s  obligations  hereunder,  cause  the  diminution,

termination or forfeiture of any Intellectual Property or any rights therein or thereto.

(f)

Schedule  3.21(a)  contains  a  true  and  complete  list  of  all  of the  Company’s

computer   software   programs,   products   and   services   included   in   the   Intellectual   Property,

including  all  program  code,  databases  and  documentation,  without  regard  to  form  of  media  or

storage  (collectively,  the  “Software  Programs”).   Except  with  respect  to  third  party  software  or

technology licensed by the Company (to which the Company holds appropriate and valid licenses providing  the  Company  with  the  rights  necessary  to  conduct  the  Acquired  Business  as  presently conducted  or  as  anticipated  to  be  conducted),  the  Company  owns  full  and  unencumbered  right and good, valid and marketable title to such Software Programs free and clear of all Liens.

(g)

The   source   code   and   system   documentation   relating   to   the   Software

Programs  (1)  have  at  all  times  been  maintained  in  strict  confidence;  (2)  have  been  disclosed  by the  Company  only  to  employees  who  have  a  “need  to  know”  the  contents  thereof  in  connection with  the  performance  of  their  duties  to  the  Company  and  who  have  executed  the  nondisclosure agreements  referred  to  in  Section  3.21(d);  and  (3)  have  not  been  disclosed  to  any  third  party,

except those third parties set  forth on Schedule 3.21(d) who have executed restrictive license and

nondisclosure  agreements  and/or  source  code  escrow  agreements  with  the  Company.   Schedule

3.21(g)  identifies  all  agreements  pursuant  to  which  source  code  to  the  Software  Programs  has

been  escrowed  with  any  third  party.   The  Shareholder  has  provided  true  and  complete  copies  of all such escrow agreements and such other license and nondisclosure agreements as are identified above,  and  as  applicable,  has  made  available  for  review  correct  and  complete  copies  of  all  other written  documentation  evidencing  agreements  to  release  of  any  source  code  of  the  Software

Programs to any third party.

(h)

Except  as  set  forth  on  Schedule  3.21(h),  the  Software  Programs  do  not

contain  any  open  source  program  code,  modules,  utilities  or  libraries  that  are  covered  by  open source  licenses  that  require  as  a  condition of use,  modification or redistribution of such Software

Program   and/or   other   software   programs   combined   or   distributed   with   any  such   Software

Program that it be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making  derivative  works,  or  (3)  redistributable  at  no  charge  subject  to  the  open  source  license applicable  to  such  open  source  program  code,  modules,  utilities  or  libraries  (collectively,  “Open

Source  Code”).   All  Software  Programs  will  be  scanned  for  Open  Source  Code  prior  to  Closing.

If  iGambit  determines  that  any Software  Program  includes  any Open Source  Code, this will need to  be  remedied  to  iGambit’s  satisfaction  at  Shareholder’s  sole  cost  and  expense  prior  to  and  as  a condition to Closing.

(i)

The  Company  has  taken  all  reasonable  steps,  in  accordance  with  normal industry practice,  to  preserve  and  maintain  complete notes  and  records  relating to the Intellectual

Property and to cause the same to be readily understood, identified and available.

(j)

The  Intellectual  Property is  free  and  clear  of  any and  all  Liens  and nothing shall  interfere  with  the  quiet  enjoyment  of  the  iGambit  with  respect  to  the  Intellectual  Property following consummation of the transactions contemplated hereby.

(k)

The   Company   does   not   owe   any   royalties,   license   fees,   guaranteed

maintenance  fees  or  other  payments  to  third  parties  in  respect  of  the  Intellectual  Property.   All

royalties,  license  fees,  guaranteed  maintenance  fees  or  other  payments  that  have  accrued,  or  will

accrue,  prior  to  the  Closing  have  been  paid  or  will  be  paid  prior  to  Closing.   The  Company will

not  owe  any  such  payments  or  any  additional  payments  as  a  result  of  the  consummation  of  the transactions contemplated hereby.

(l)

The  Company  has  used  its  commercially  reasonable  efforts  to  regularly scan the Software Programs and the other items of Intellectual Property with “best-in-class” virus

detection  software.   To  Shareholder’s  Knowledge,  the  Software  Programs  and  other  Intellectual

Property contain  no  “viruses”,  Trojan  horses,  trap  doors,  Easter eggs,  time  bombs,  cancel  bots  or other  computer  programming  routines  that  are  intended  to  damage,  detrimentally  interfere  with

or surreptitiously intercept  with or expropriate  any system, data or personal  information.   For the

purposes  of  this  Agreement,  “virus”  means  any computer  code  intentionally designed  to  disrupt,

disable  or harm  in any manner the operation of any software or hardware.   None of the foregoing

contains  any  worm,  bomb,  backdoor,  clock,  timer,  or  other  disabling  device  code,  or  any  other design  or  routine  that  causes  any  system,  software,  data  or  information  to  be  erased,  inoperable,

or otherwise incapable of being used, either automatically or upon command by any party.

(m)

The  Company has  taken  and  will  continue  to  take  all  reasonable  measures to  protect  the  secrecy,  confidentiality,  and  value  of  all  trade  secrets  and  Intellectual  Property

Rights  included  in  the  Intellectual  Property  transferred  pursuant  to  this  Agreement.   Neither  the

Company  nor  any  other  party  has  taken  any  action  or  failed  to  take  any  action  that  directly  or indirectly  caused  any  Intellectual  Property  to  enter  the  public  domain  or  in  any  way  adversely affect its value to iGambit, or its absolute ownership thereof.  The Shareholder acknowledges and agrees  that  from  and  after  the  Closing,  iGambit  will  have  a  legitimate and  continuing proprietary interest  in  the  protection  of  trade  secrets  and  non-public  confidential  information,  knowledge,

data and  similar information  relating to  the  Intellectual  Property and  the confidential  information

included  therein  (the  “Confidential  Information”).    The  Shareholder  agrees  that  prior  to  and

following   the   Closing   it   shall   secure   and   maintain   the   confidentiality   of   the   Confidential

Information  in  a  manner  consistent  with  the  importance  and  value  of  such  information  and  the

maintenance  of  its  rights  therein,  but  in  no  event  using  less  than  reasonable  efforts.    The

Shareholder  shall  not  use,  sell,  transfer,  publish,  disclose  or  otherwise  make  available  any of  the

Confidential  Information to any third party.   If the Shareholder is  compelled by a duly authorized

subpoena,  court  order  or  government  authority  to  disclose  any  of  the  Confidential  Information,

the Shareholder shall immediately notify iGambit of same prior to disclosure, and fully cooperate with  the  appropriate  party  in  seeking  a  protective  order  or  other  appropriate  remedy  prior  to disclosure.

3.22     Contracts.

(a)

Schedule  3.22(a)  sets  forth  a  list  of  all  Contracts  to  which  the  Company is a  party or  by which  the  Company,  the  Acquired  Business  or  any of  the  Assets  is  bound  as  of  the date hereof including:

(1)

any  Contract  for  the  Company’s  provision  of  engineering  or  other services related to the Acquired Business;

(2)

any  continuing  Contract  for  management  or  consulting  services  or services of independent contractors or subcontractors;

(3)

any  Contract  that  expires  more  than  one  year  after  the  date  of  this

Agreement  and  any  Contract  that  may  be  renewed  at  the  option  of  any  person  other  than  the

Company so as to expire more than one year after the date of this Agreement;

(4)

any  trust  indenture,  mortgage,  promissory  note,  loan  agreement  or

other   Contract   for   the  borrowing  of  money,  any  currency  exchange,  commodities  or  other

hedging   arrangement   or   any   leasing   transaction   of   the   type   required   to   be   capitalized   in

accordance with Cash Accounting Principles;

(5)

any  Contract  for  capital  expenditures  in  excess  of  $5,000  (or,  if applicable, the sterling or Euro equivalent) in the aggregate;

(6)

any Contract limiting the freedom of the Company to engage in any line  of  business  or  to  compete  with  any  other  Person,  or  any  confidentiality,  secrecy  or  non-

disclosure  contract  or  any contract  that  may be  terminable  as  a  result  of  the  Shareholder’s  status as a competitor of any party to such contract;

(7)

any  Contract  pursuant  to  which  the  Company  is  a  lessor  of  any

Tangible Personal Property, pursuant to which payments in excess of $5,000 remain outstanding;

(8)

any Contract with an affiliate;

(9)

any  agreement  of  guarantee,  support,  indemnification,  assumption or endorsement  of, or any similar commitment with respect  to, the Liabilities of any other Person

other   than   customary   customer   agreements   made   in   the   ordinary   course   of   the   Acquired

Business;

(10)      any  employment  Contract,  arrangement  or  policy  (including  any collective  bargaining  contract  or  union  agreement)  that  may  not  be  immediately  terminated without financial notifications or penalty (or any augmentation or acceleration of benefits);

(11)      any  Contract  providing  for  a  joint  venture  or  partnership  with  any other Person;

(12)      any  oral  contract,  true  and  correct  summaries  of  which  have  been provided to the Company; and

(13)      any  Contract  that  is  otherwise  in  any  way  material  to  the  Assets and/or  the  Acquired  Business  and  is  not  described  in  any  of  the  categories  specified  in  this

Section 3.22(a).

(b)

The Company has performed, in all material respects, all of the obligations required to be performed by Company and, to Shareholder’s Knowledge, is entitled to all benefits

under,  and,  to   Shareholder’s  Knowledge,  is  not  alleged  to  be  in  default  in  respect  of  any

Assigned  Contract.  Each  of  the  Assigned  Contracts  is  valid  and  binding  and  in  full  force  and effect  (subject  to  bankruptcy,  reorganization,  receivership  and  other  laws  affecting  creditors’

rights generally and applicable equitable principles (whether considered in a proceeding at law or in equity), and except as disclosed on Schedule 3.22(b), to Shareholder’s Knowledge, there exists no default or event of default or event, occurrence, condition or act, with respect to the Company,

or  with  respect  to  the  other  contracting  party,  that,  with  the  giving  of  notice,  the  lapse  of  time  or the  happening  of  any other  event  or  condition,  would  become  a  default  or  event  of  default  under

any  Assigned  Contract.   The  Company  has  not  received  written  or  oral  notice  of  cancellation,

modification or termination of any Assigned Contract.  The Company does not have actual notice that  one  or  more  of  the  parties  to  any  Assigned  Contract  intends  to  terminate  or  alter  the

provisions thereof by reason of the transactions  contemplated hereby.   Since the date of the latest

balance  sheet  of  the  Company  contained  in  the  Financial  Statements,  except  as  set  forth  on

Schedule  3.22(b), the  Company has  not  waived  any right  under any Assigned  Contract,  amended or extended any Assigned Contract or failed to renew (or received notice of termination or failure

to  renew  with  respect  to)  any  Assigned  Contract.    True,  correct  and  complete  copies  of  all

Assigned Contracts have been delivered to iGambit.

(c)

[Intentionally Omitted].

(d)

None  of  the  Assigned  Contracts  was  awarded  to  the  Company  as  a  result of  (in  whole  or  in  part)  the  Company’s  status  as  a  minority-owned  or  disadvantaged  business  or similar status.

(e)

All   of   the   Assigned   Contracts   may   be   assigned   to   iGambit   without

obtaining  the  consent  of  any  party  thereto,  other  than  to  the  extent  specifically  set  forth  on

Schedule 3.22(e).

3.23     Taxes and Tax Returns.

(a)

Except as set forth on Schedule 3.23:

(1)

The  Company  has  timely  filed  or  timely  requested  extensions  to file  those  Tax  Returns  that  are  currently  due  for  all  taxable  periods  ending  on  or  before  the

Closing  Date  and  all  such  Tax  Returns  are  true,  correct  and  complete.   Copies  of  all  such  Tax

Returns for the periods ending on or after December 31, 2010 have been given to the iGambit;

(2)

The  Company has paid to the appropriate Governmental  Authority,

or has established, if required in accordance with Cash Accounting Principles and consistent with past  practice,  accruals  that  are  reflected  on  the  Company’s  financial  statements  (as  provided  to

iGambit  hereunder)  for  the  payment  of  all  Taxes  imposed  on  the  Company  or  for  which  the

Company  could  be  liable,  whether  to  taxing  authorities  or  to  other  persons  (pursuant  to  a  tax sharing agreement or otherwise) for all taxable periods beginning on or before the Closing Date;

(3)

No   extension   of   time   has   been   requested   or   granted   for   the

Company  to  file  any  Tax  Return  that  has  not  yet  been  filed  or  to  pay  any  Tax  that  has  not  yet been paid;

(4)

The  Company  has  not  received  notice  of  a  determination  by  a

Governmental  Authority that  Taxes  are owed by the Company (such determination to be referred to  as  a  “Tax  Deficiency”)  that  has  not  been  resolved  as  of  the  date  of  Closing  and,  to  the

Shareholder’s Knowledge, no Tax Deficiency is proposed or threatened;

(5)

All   Tax   Deficiencies   have  been  paid  or  finally  settled  and   all

amounts determined by settlement to be owed have been paid;

(6)

Except  in  the  case  of  a  Lien  for  ad  valorem  property  taxes  not  yet due  and  payable,  there  is  no  unpaid  Tax  (a)  that  constitutes  a  Lien  upon  any of  the  Assets  or  (b)

for  which  iGambit  would  be  liable  under  applicable  Law  by  reason  of  having  acquired  the

Assets;

(7)

There   are   no   presently   outstanding   waivers   or   extensions   or

requests  for  waiver  or  extension  of  the  time  within  which  a  Tax  Deficiency  may  be  asserted  or assessed;

(8)

No  issue  has  been  raised  in  any  examination,  investigation,  audit,

Claim or proceeding relating to Taxes (a “Tax Audit”) which, by application of similar principles to  any  past,  present  or  future  period,  would  result  in  a  Tax  Deficiency  for  such  period  and  no

Claim  has  ever  been  made  by  a  Governmental  Authority  in  a  jurisdiction  where  the  Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;

(9)

There   are   no   pending   or,   to   the   Shareholder’s   Knowledge,

threatened, Tax Audits of the Company;

(10)      To  Shareholder’s  Knowledge,  there  are  no  requests  for  rulings  in respect of any Tax pending between the Company and any Governmental Authority;

(11)      To  Shareholder’s  Knowledge,  the  Company  has  complied  with  all applicable Laws in all material respects relating to the withholding and payment of Taxes and has timely  withheld  and  paid  to  the  proper  Governmental  Authorities  all  amounts  required  to  have been  withheld  and  paid  in connection  with  amounts  paid or owing to  any employee,  independent contractor, creditor or shareholder;

(12)      To  Shareholder’s  Knowledge,  the  Company  has  disclosed  on  its federal  income  Tax  Returns  all  positions  taken  therein  that  could  give  rise  to  a  substantial understatement of federal income Tax within the meaning of Section 6662 of the Code;

(13)      [Intentionally Omitted];

(14)      To  Shareholder’s  Knowledge,  none  of  the  Assets  of  the  Company is  property  that  it  is  required  to  be  treated  as  being  owned  by  any  other  person  pursuant  to  the

“safe harbor lease” provisions of former Section 168(f)(8) of the Code;

(15)      None  of  the  Assets  of  the  Company  directly  or  indirectly  secures any debt, the interest on which is tax-exempt under Section 103(a) of the Code;

(16)      None  of  the  Assets  of  the  Company  is  “tax-exempt  use  property”

within the meaning of Section 168(h) of the Code;

(17)      The   Company   does   not   have,   and   has   not   had,   a   permanent

establishment  in  any  foreign  country,  as  defined  in  any  applicable  tax  treaty  or  convention between the United States and such foreign country; and

(18)      The  Company  is  not  a  party  to  any  Tax  allocation  or  Tax  sharing agreement.

(b)

Schedule  3.23  contains:    (1)  a  schedule  of  the  filing  dates  of  all  Tax

Returns  required  to  be  filed  by  the  Company;  (2)  a  description  of  all  past  Tax  Audits  involving the Company; and (3) a list of the states, territories and jurisdictions to which any Tax is properly payable by the Company.  Except as set forth on Schedule 3.23, to Shareholder’s Knowledge, the

Company   has   retained   all   supporting   and   backup   papers,   receipts,   spreadsheets   and   other

information  reasonably  necessary  for:   (A)  the  preparation  of  all  Tax  Returns  that  have  not  yet been  filed;  and  (B)  the  defense  of  all  Tax  Audits  involving  taxable  periods  either  ending  on  or during  the  six  years  prior  to  the  Closing  Date  or  from  which  there  are  unutilized  net  operating loss, capital loss or investment tax credit carryovers.

(c)

To  Shareholder’s  Knowledge,  the  Company  has  collected  and  remitted  to the  appropriate  Governmental  Authority all  sales  and  use  or  similar  Taxes  required  to  have  been collected,  including  any  interest  and  any  penalty,  addition  to  tax  or  additional  amount  unpaid,

and  has  been  furnished  properly  completed  exemption  certificates  for  all  exempt  transactions.

To  Shareholder’s  Knowledge,  the  Company  has  collected  and/or  remitted  to  the  appropriate

Governmental  Authority  all  property  Taxes,  customs  duties,  fees,  and  assessments  which  are other  than  in  the  nature  of  income  taxes  or  charge  of  any  kind  whatsoever  (including  Taxes assessed  to  real  property  and  water  and  sewer  rents  relating  thereto),  including  any  interest  and any penalty, addition to tax or additional amount unpaid.

3.24     Solvency.     No   insolvency  proceeding  of  any  character   including  bankruptcy,

receivership,    reorganization,    composition    or    arrangement    with    creditors,    voluntary    or

involuntary, affecting,  the  Company (other than as a creditor) or any of the Assets are  pending or are  being  contemplated  by  the  Company,  or,  to  Shareholder’s  Knowledge,  are  being  threatened against the Company by any other Person, and the Company has not made any assignment for the benefit  of  creditors  or  taken  any  action  in  contemplation  of  which  that  would,  to  Shareholder’s

Knowledge, constitute the basis for the institution of such insolvency proceedings.

3.25     Sufficiency  of  Acquired  Assets.    To  the  best  of  Shareholder’s  Knowledge,  the

Assets  constitute  all  of  the  assets,  tangible  and  intangible,  of  any  nature  whatsoever,  reasonably necessary to operate the Acquired Business in accordance with the Company’s past practices, and include all of the operating assets of Company.

3.26     Affiliate   Transactions.  No   officer,   manager,   member,   director,   employee   or

affiliate  of  the  Company)  or  any  entity  in  which  any  such  entity  or  individual  is  an  officer,

director, manager or the owner of five percent (5%) or more of the beneficial ownership interests,

is  a  party to  any contract  (written  or  oral) with  the  Company,  or  has  any interests  in any property used  in  the  Acquired  Business  or  has  any  claim  or  right  against  the  Company,  other  than,  with respect  to  officers,  directors  and  managers,  agreements  relating  to  their  employment  by  the

Company  (including  without  limitation  employment,  confidentiality,  and  inventions  agreement),

and with respect to shareholders, relating to their respective stock in the Company.  Each affiliate transaction,  if  any, was  effected  on  terms  equivalent  to those  which  would  have  been  established in  an  arm’s-length  negotiation.  None  of  the  Shareholder  or  any of  its  affiliates  has  any direct  or indirect interest in any competitor of the Company, except for passive ownership of less than five percent (5%) of the outstanding capital stock of any competing business that is publicly traded on any recognized exchange or in the over-the-counter market.

3.27     Securities Act Acknowledgements, Representations, Warranties and Covenants.

(a)

Acknowledgments.  Shareholder   agrees   and   acknowledges   that:   (1)   no

federal or state agency has made any finding or determination as to the fairness of the distribution of  the  Shares  for  investment,  or  any  recommendation  or  endorsement  of  the  Shares;  (2)  the

Shares  have  not  been  registered  under  the  Securities  Act  of  1933,  as  amended (the  “Act”), or the securities  acts  of  any  state  and,  as  a  result,  the  Shareholder  must  bear  the  economic  risk  of  the investment  indefinitely because  the  Shares  may not  be  sold  unless  subsequently registered  under the Act and the securities laws of any appropriate states or an exemption from such registration is available,  and  that  such  registration  under  the  Act  and  the  securities  laws  of  any  such  states  is unlikely  at  any  time  in  the  future;  (3)  except  as  provided  herein,  iGambit  does  not  have  any present  intention  and  is  under  no  obligation  to  register  the  Shares,  whether  upon  initial  issuance or  upon  any  transfer  thereof  under  the  Act  and  applicable  state  securities  laws,  and  Rule  144 and/or  Rule  145  may  not  be  available  as  a  basis  for  exemption  from  registration;  and  (4)  unless and  until  registered  under  the  Act  or  as  permitted  in  Rule  144  and/or  Rule  145,  all  certificates evidencing  the  Shares,  whether  upon  initial  issuance  or  upon  any  transfer  thereof,  will  bear  a legend, prominently stamped or printed thereon, reading substantially as follows:

“THE    SECURITIES    REPRESENTED    BY    THIS    CERTIFICATE    HAVE    NOT    BEEN

REGISTERED    UNDER    THE    SECURITIES    ACT    OF    1933,    AS    AMENDED    (THE

“SECURITIES  ACT”), OR  APPLICABLE STATE  SECURITIES  LAWS.  SUCH SECURITIES

MAY   NOT   BE   SOLD,   PLEDGED,   OR   OTHERWISE   TRANSFERRED   WITHOUT   AN

EFFECTIVE   REGISTRATION   STATEMENT   FOR   SUCH   SECURITIES   UNDER   THE

SECURITIES  ACT  AND  APPLICABLE  STATE  SECURITIES  LAWS,  OR  PURSUANT  TO

AN  EXEMPTION  FROM  THE  REGISTRATION  PROVISIONS  OF  THE  SECURITIES  ACT

AND APPLICABLE STATE SECURITIES LAWS.”

(b)

Representations,   Warranties   and   Covenants.  (1)   The   Shares   are   being

acquired  for  the  Shareholder’s  own  account  for  investment  and  not  for  distribution  or  resale  to others  and  the  Shareholder  will  not  sell  or  otherwise  transfer  the  Shares,  whether  by dividend  or other distribution or upon liquidation or dissolution or otherwise, unless they are registered under the  Act  and  the  securities  acts  of  any  appropriate  state  or  unless  an  exemption  from  such registration  is  available  and  iGambit  is  satisfied,  in  the  exercise  of  its  reasonable  judgment,  that such  exemption  is  available;  (2)  the  acquisition  of  the  Shares  by  the  Shareholder  hereunder  is

consistent   with   its   general   investment   objectives   and   the   Shareholder   understands   that   the

acquisition  of  the  Shares  is  a  speculative  investment  involving  a  high  degree  of  risk,  including the  risk  of  total  loss  of  such  investment,  and  there  is  now  no  established  market  for  iGambit’s capital  stock and there is no assurance that  any public market  for such stock will  develop; (3) the

Shareholder   has   adequate   means   of   providing   for   his   current   needs   and   possible   personal

contingencies  and  he  has  no  need  for  liquidity  in  this  investment  and  can  bear  the  risk  of  losing his  entire  investment  in  the  Shares;  (4)  iGambit  has  made  available  to  the  Shareholder  at  a reasonable  time  prior  to  its  investment  the  opportunity  to  ask  questions  and  receive  answers concerning  the  Shares  and  to  obtain  any  additional  information  which  iGambit  possesses  or  can

acquire   without   unreasonable   effort   or   expense   that   is   necessary   in   connection   with   the

investment but the Shareholder agrees and acknowledges, however, that he has relied solely upon this  Agreement  and  his  own  independent  investigation  in  making  the  decision  to  invest  in  the

Shares;  (5)  the  Shareholder  understands  that  the  distribution  of  the  Shares  is  limited  solely  to

“accredited  investors,”  as  that  term  is  defined  under  Regulation  D  of  the  Securities  Act  or  by persons, or in transactions that are otherwise exempt under the provisions of Sections 4(1) or 4(2)

of  the  Securities  Act;  (6)  the  Shareholder  is  acquiring  the  Shares  without  having  been  furnished any  specific  offering  literature  or  prospectus  but  has  relied  generally  upon  information  filed  by

iGambit    with    the    Securities    and    Exchange    Commission    and    acknowledges    that    no

representations  or  warranties  have  been  made  to  the  Shareholders  or  his  representatives  by

iGambit,  or  any  officer,  employee,  agent  or  affiliate  of  iGambit  other  than  as  contained  in  this

Agreement  and  the  Shareholder  must  independently  seek  advice  from  its  own  tax  and  other advisor(s) and is not relying on any tax or other advice received from iGambit in connection with the transactions  contemplated by this  Agreement; and (7) the Shareholder has neither relied upon nor  seen  any form  of  advertising  or general  solicitation  in  connection  with  the  distribution  of the

Shares.

(e)

Additional  Issuances.   For  a  period  of  twelve  (12)  months  after  the  Closing  date hereof,  if  the  Board  of  Directors  of  iGambit  shall  issue  or  propose  to  issue  any additional  shares of iGambit’s common stock, or warrants, options (excluding any options granted to employees of the  Company  and  iGambit  in  accordance  with  any  employee  plans,  now  or  hereinafter  in  effect)

or  other  rights  or  instruments  of  any  kind  convertible  into  or  exercisable  or  exchangeable  for shares  of  Common  Stock,  such  issuance  shall  be  to  the  overall  benefit  of  all  the  iGambit’s shareholders and the Shareholder.

4.

INTENTIONALLY OMITTED

5.

REPRESENTATIONS AND WARRANTIES OF IGAMBIT.

iGambit    represents    and    warrants    to    the    Shareholder,    that    the    following

representations  and  warranties  are  true  and  correct  in  all  material  respects  on  the  date hereof  and will be true and correct in all material respects on and as of the Closing Date:

5.1

Organization and Good Standing.      iGambit   is   a   corporation   duly   organized,

validly existing  and  in  good  standing  under  the  laws  of the  State of Delaware  and has  full  power to carry on its business as it is now being conducted and to own or hold under lease the properties it now owns or holds under lease.

5.2

Authority.    iGambit  has  full  power  and  authority  to  enter  into  this  Agreement.

iGambit  and  its  shareholders,  officers  and  directors  have  taken  all  action  necessary  to  authorize the  execution,  delivery  and  performance  of  this  Agreement,  the  completion  of  the  transactions contemplated  hereby  and  the  execution  and  delivery  of  any  and  all  instruments  necessary  or

appropriate  to  effectuate  fully  the  terms  and  conditions  of  this  Agreement.   This  Agreement  has

been properly executed and delivered by iGambit  and (assuming the due authorization, execution and  delivery  thereof  by  the  Shareholder)  constitutes  the  valid  and  legally  binding  obligation  of

iGambit, and is enforceable against iGambit in accordance with its terms.

5.3

No Conflict.     Neither   the   execution   and   delivery  of   this   Agreement   nor   the

carrying  out  of  the  transactions  contemplated  hereby  will  result  in  any  violation,  termination  or modification  of,  or  conflict  with,  the  articles  of  organization,  certificate  of  incorporation  or  by-

laws  of  iGambit  or  any  of  the  contracts  or  other  instruments  to  which  iGambit  is  a  party,  or  of any judgment, decree or order applicable to iGambit.

5.4

Broker’s and Finder’s Fees.    No  broker,  finder,  agent,  representative  or  similar

intermediary  has  acted  as  a  broker  for  or  on  behalf  of  the  iGambit  in  connection  with  this

Agreement  or  the  transactions  contemplated  hereby,  and  no  broker,  finder,  agent  or  similar intermediary  is  entitled  to  a  Broker’s  Fee  in  connection  herewith,  based  on  any  agreement  or

understanding  with  iGambit  or  any  action  taken  by  iGambit.   Any  such  Broker’s  Fee  based  on

any agreement  or  understanding  with  iGambit  or  any action  taken  by iGambit  which  may be  due in  connection  with  the  purchase  and  sale  contemplated  by  this  Agreement  will  be  borne  by  the

iGambit who has entered into the agreement to pay.

5.5

Valid   Issuance   of   Shares.     The   Shares,   when   issued,   sold   and   delivered   in

accordance  with  the  terms  and  for  the  consideration  set  forth  in  this  Agreement,  will  be  validly issued,  fully  paid  and  free  of  restrictions  on  transfer  other  than  applicable  state  and  federal

securities   laws   and   Liens   created   by   or   imposed   by   the   Shareholder   and/or   Shareholder.

Assuming   the   accuracy   of   the   representations   of   the   Shareholder   in   Section   3.27   of   this

Agreement,   the   Shares   will   be   issued   in   compliance   with   all   applicable   federal   and   state

securities  laws.   The  Shares  have  been  duly  reserved  for  issuance,  and  upon  issuance,  will  be validly  issued,  fully  paid  and  free  of  restrictions  on  transfer  other  than  restrictions  on  transfer under  applicable  federal  and  state  securities  laws  and  Liens  created  by  or  imposed  by  the

Shareholder.   Based  in  part  upon  the  representations  of  the  Shareholder  in  Section  3.27  of  this

Agreement,   the   Shares   will   be   issued   in   compliance   with   all   applicable   federal   and   state

securities  laws.   No  Person  has  any preemptive  rights  or  rights  of  first  refusal  by reason  of  or  in connection with the issuance of any Share. 5.6

Litigation.   There  are  no  Claims  pending  or,

to  the  knowledge  of  iGambit,  threatened  against  iGambit  which  seek  to  enjoin  or  rescind  the transactions  contemplated by this  Agreement  or otherwise  prevent  iGambit  from  complying with the terms and provisions of this Agreement.

5.7

Limitation   on   Warranties.     iGambit   has   no   Knowledge   that   (a)   any   of   the

representations  and  warranties  of  Shareholder  in  this  Agreement  and  the  Schedules  are  not  true and  correct  in  all  material  respects  or  (b)  there  are  any  material  errors  in,  or  material  omissions from, the Schedules.

5.8

Retention  Plan.   iGambit’s  Compensation  Committee  will  establish  a  bonus  pool for the  Company’s  management  with  incentives  over the  next  three  (3) years  to  attract  and  retain

talent.   This  pool  will  be  designed  to  reward  management  and  employees  for  the  achievement  of

mutually  agreed  upon  business  goals  and  a  growth  strategy.    The  bonus  plan,  details  to  be

determined,  and  incentives  may  be  paid  in  a  combination  of  iGambit  common  stock,    stock

options and/or cash.

6.

INDEMNIFICATION AND SURVIVAL.

6.1

Indemnification by the   Shareholder.     Subject   to   the   other   provisions   of   this

Section 6, the Shareholder hereby covenants and agrees to indemnify and hold harmless   iGambit

and  its  respective  successors  and  assigns,  at  all  times  from  and  after  the  date  of  Closing,  against and  in  respect  of  any  and  all  demands,  Claims,  causes  of  action,  administrative  orders  and

notices,  losses,  costs,  fines,  liabilities,  penalties,  interest,    damages  and  expenses  (including,

without   limitation,   reasonable   attorney   fees   and   expenses)   (“Losses”),   resulting   from,   in

connection with or arising out of:

(i)

any  material   misrepresentation,   breach   of   warranty  or   breach   or   non-

fulfillment  of  any  agreement  or  covenant  on  the  part  of  the  Shareholder  under  this

Agreement, or from any material inaccuracy or misrepresentation in or omission from any certificate or other instrument or document furnished or to be furnished by or on behalf of the Shareholder at Closing;

(ii)

all  Claims,  assessments,  judgments,  costs,  reasonable  attorneys’  fees  and expenses  of  any nature  incident  to  any of the  matters  indemnified  against  pursuant  to  this

Section  6.1,  including,  without  limitation,  all  such  costs  and  expenses  incurred  in  the defense thereof or in the enforcement of any rights of  iGambit hereunder.

6.2

Indemnification  by  iGambit.   iGambit  hereby  covenants  and  agrees  to  indemnify

and  hold  harmless  the  Shareholder  and  their  respective  successors  and  assigns,  at  all  times  from and  after  the  date  of  Closing  against  and  in  respect  of  any  and  all  Losses  resulting  from,  in connection with or arising out of:

(i)

any  material   misrepresentation,   breach   of   warranty  or   breach   or   non-

fulfillment  of any agreement  or covenant on the part of   iGambit under this Agreement or

from  any material  inaccuracy or  misrepresentation  in  or  omission  from  any   certificate  or

other  instrument  or  document  furnished  or  to  be  furnished  by  or  on  behalf  of  iGambit  at

Closing;

(ii)

all  Claims,  assessments,  judgments,  costs,  reasonable  attorneys’  fees  and expenses  of  any nature  incident  to  any of the  matters  indemnified  against  pursuant  to  this

Section  6.2,  including,  without  limitation,  all  such  costs  and  expenses  incurred  in  the defense thereof or in the enforcement of any rights of the Shareholder hereunder; and/or

(iii)      the  operation  or  ownership  of  the  Acquired  Business  after  the  Closing,

except to the extent a iGambit is indemnified pursuant to Section 6.1 hereof.

6.3

Notice and Defense.

(a)

If  at  any  time  a  party  entitled  to  indemnification  hereunder  (the  “Indemnitee”)

shall   receive   notice   from   any   third   party   of   any   asserted   Loss   claimed   to   give   rise   to

indemnification  hereunder,  the  Indemnitee  shall  promptly  give  notice  thereof  (“Claims  Notice”)

to  the  party  obligated  to  provide  indemnification  (the  “Indemnitor”)  of  such  Loss.   The  Claims

Notice  shall  set  forth  a  brief  description  of  the  Loss,  in  reasonable  detail,  and,  if  known  or reasonably estimable, the amount of the Loss that has been or may be suffered by the Indemnitee.

The  failure  of  the  Indemnitee  to  give  a  Claims  Notice  promptly  shall  not  waive  or  otherwise affect  the  Indemnitor’s  obligations  with  respect  thereto,  except  to  the  extent  that  the  Indemnitor is  prejudiced as  a  result  of such  failure  (or  to  the  extent  the  associated  claim  is  barred  by another

provision hereof regarding any survival period).   All indemnity claims by the Indemnitee shall be

bona  fide.    Any  claim  for  indemnification  with  respect  to  any  of  such  matters  which  is  not

asserted   by  a  notice  given  as   herein   provided  specifically  identifying  the  particular  breach underlying  such  claim  and  the  reasonable  detail  of  facts  and  Losses  relating  thereto  within  the specified periods of survival  may not be pursued until and unless properly made, and if regarding a  representation  or  warranty,  within  the  applicable  survival  period  as  set  forth  in  Section  6.7.

Thereafter,  the  Indemnitor  shall  have,  at  its  election,  the  right  to  compromise  or defend  any such matter  at  the  Indemnitor’s  sole  cost  and  expense  through  counsel  chosen  by  the  Indemnitor  and approved  by  the  Indemnitee  (which  approval  shall  not  unreasonably  be  withheld);  provided,

however,   that   (i)   Indemnitor   provides   evidence   reasonably   satisfactory   to   Indemnitee   that

Indemnitor  has  the  financial  wherewithal  to  satisfy  and  discharge  the  Loss  in  full,  and  (ii)  any such compromise or defense shall be conducted in a manner which is reasonable and not contrary to  the  Indemnitee’s  interests,  and  the  Indemnitee  shall  in  all  events  have  a  right  to  veto  any such compromise  or defense  which  is  unreasonable  or  which  would  jeopardize  in any material  respect any  assets  or  business  of  the  Indemnitee  or  any  of  its  affiliates  or  increase  the  potential  liability of,  or  create  a  new  liability  for,  the  Indemnitee  or  any  of  its  affiliates  and,  provided  further  that the  Indemnitor  shall  in  all  events  indemnify the  Indemnitee  and  its  affiliates  against  any damage resulting  from  the  manner  in  which  such  matter  is  compromised  or  defended,  including  any

failure  to  pay any such  claim  while  such  litigation  is  pending.   Notwithstanding  the  foregoing,  if

the  Indemnitor  receives  a  firm  offer  to  settle  a  third  party  Claim,  and  the  Indemnitor  desires  to

accept  such  offer,  the  Indemnitor  will  give  written  notice  to  the  Indemnitee  to  that  effect.   In  the

event  that  the  Indemnitor  does  so  undertake  to  compromise  and  defend  a  claim,  the  Indemnitor

shall  notify  the  Indemnitee  of  its  intention  to  do  so.    Each  party  agrees  in  all  cases  to  use

commercially  reasonable  efforts  to  cooperate  with  the  defending  party  and  its  counsel  in  the compromise of or defending of any such liabilities or claims.  In addition, the nondefending party shall at  all times be entitled to monitor such defense through the appointment, at its own cost and expense, of advisory counsel of its own choosing.

(b)

In   the   event   any   Indemnitee   should   have   an   indemnity   claim   against   any

Indemnitor  hereunder  which  does  not  involve  a  third  party  Claim,  the  Indemnitee  shall  transmit

to  the  Indemnitor  a  Claims  Notice.   The  Indemnitor  shall  have  fifteen   (15)  business   days  after

receipt  of  any  such  Claims  Notice  in  which  to  object  in  writing  to  the  claim  or  claims  made  by

Indemnitee  in  such  Claims  Notice,  which  written  objection  (the  “Objection  Notice”)  shall  state,

in  reasonable  detail,  the  basis  for  Indemnitor’s  objection.    In  the  event  that  Indemnitor  does

deliver  an  Objection  Notice  with  respect  to  any  claim  or  claims  made  in  any Claims  Notice,  the

Indemnitor  and  the  Indemnitee  shall,  within  the  fifteen  (15)  day  period  beginning  as  of  the  date of  the  receipt  by  Indemnitee  of  the  Objection  Notice,  attempt  in  good  faith  to  agree  upon  the

proper  resolutions  of  each  of  such  claims.   If the  parties  should  so  agree,  a  written  memorandum setting forth such agreement shall be prepared and signed by both parties.  If no agreement can be reached  after  good  faith  negotiations  within  such  15-day  negotiating  period  (or  such  extended period  as  the  Indemnitor  and  the  Indemnitee  shall  mutually  agree  upon  in  writing),  the  parties may pursue their remedies at law (subject to the terms and conditions of this Agreement).

6.4

Indemnification Limits and Restrictions.

(a)

De  Minimis.  No  indemnification  shall  be  payable  by  Shareholder  with respect  to any indemnity claim under clause (i) of Section 6.1 with respect to any individual Loss

(or  series  of  related  Losses  arising  out  of  the  same  or  substantially similar  circumstances)  which

is   (or,   for   such   a   series,   are   in   the   aggregate)   less   than   Twenty   Five   Thousand   Dollars

($25,000.00)  (the  “De  Minimis  Amount”);  provided,  however,  that,  in  each  case  subject  to  the other  terms  of  this  Section  6,  if  such  Loss  (or  Losses)  exceeds  the  De  Minimis  Amount,  then  all

of   such   indemnification   shall   be   payable   for   the  entire  amount   of   such   Loss   (or   Losses),

including the portion that is less than the De Minimis Amount.

(b)

Holdback Amount; Set-Off

(i)  Pursuant to Section 2.3 of this Agreement, the Shareholder and iGambit have agreed that  the Holdback Amount shall  be withheld from payment  at the Closing, subject to this Section 6.4.

(ii)  The Holdback Amount is being withheld by iGambit for the purpose of

allowing   iGambit   and   the   Company   to   recover   therefrom   the   amount   of   any   claims   for

indemnification  iGambit  and  the  Company  may  have  against  the  Shareholder  under  Section  6.1

above  or  any  other  provisions  of  this  Agreement.    The  Holdback  Amount  is  the  maximum

amount  that  the  Shareholder  may  be  liable  for  its  indemnification  obligations  pursuant  to  this

Section  6.    Except  for  intentional  misrepresentation  or  fraud,  the  Shareholder  shall  not  be personally  liable  for  any  indemnifications  obligations  pursuant  to  this  Section  VI  beyond  the

Holdback Amount.

(ii)  The Holdback Amount shall be paid to the Shareholder on the Survival

Date,  as  defined  in  Section  6.7  below,  provided  that  in  the  event  the  Company  or  iGambit  has any  claims  for  indemnification  against  the  Shareholder  under  Section  6.2  above  or  any  other provisions  of this  Agreement  for which  iGambit  or  the  Company,  as  applicable, has  given  notice to  the  Shareholder  in  accordance  with  the  terms  herein,  iGambit  shall  continue  to  withhold  the portion  of  the  Holdback  Amount  subject  to  such  claims  until  the  parties  fully and  finally resolve such claims.

(d)

Notwithstanding  anything  to  the  contrary  in  this  Agreement,  if  iGambit determines  in  good  faith  that  it  is  entitled  to  seek  indemnification  pursuant  to  Section  6.1,

iGambit  may,  and  in  addition  to  any other  right  or  remedy it  or  they may have,  set-off  all  or  any portion  of  their  good  faith  estimate  of  the  amount  of  such  indemnification  claim  (a  “Set-Off

Amount”)  against  the  Holdback  Amount  that  is  payable  under  Section  2.3,  provided  iGambit notifies the Shareholder in writing (a “Set-Off Notice”) that iGambit intends to make such set-off at  least  ten  (10)  days  prior  to  the  date  such  Holdback  Amount  is  payable  under  this  Section  6.4.

Shareholder  may  deliver  an  Objection  Notice  within  fifteen  (15)  days  after  receipt  of  a  Set-Off

Notice, in the manner provided in Section 6.3(b), and the claim for set-off shall be resolved in the manner set forth in Section 6.3(b).

(e)

Notwithstanding  anything  in  this  Agreement  to  the  contrary,  Losses  shall not  include  (i)  consequential,  special  or  punitive  damages  or  (ii)  fees  and  expenses  of  more  than one  counsel  with  respect  to  any  indemnified  claim  or  claims  arising  out  of  the  same  general allegations  or  circumstances  unless  counsel  to  the  Indemnitee  has  provided  a  written  opinion  to the  Indemnitor  stating  that  legal  conflict  of  interest  requires  that  the  Indemnitor  have  separate counsel.

6.5

Shareholder  Indemnification.   With  respect  to  any  indemnity claim  under  Section

6.1,  iGambit  hereby  agrees  that  it  shall  seek  recourse  and  remedy  for  such  indemnifiable  Losses

(subject  to Sections 6.4 above) solely by enforcing its rights against  the Holdback Amount which is due or may become due to Shareholder under this Agreement.

6.6

Subrogation.   After  any  indemnification  payment  is  made  to  iGambit  pursuant  to this  Section  6,  Shareholder  shall,  to  the  extent  of  such  payment  and  to  the  extent  permitted  by applicable  law  and  applicable  contracts,  be  subrogated  to  all  rights  (if  any)  of  iGambit  against

any  third  party  in  connection  with  the  Losses  to  which  such  payment  relates.   Without  limiting

the  generality  of  the  preceding  sentence,  iGambit  shall  execute,  upon  the  written  request  of  the

Indemnitor, any instrument reasonably necessary to evidence such subrogation rights.

6.7

Survival.     All   representations   and   warranties   of   Shareholder,   Company   and

iGambit  under  this  Agreement  will  survive  the  Closing  until,  and  will  expire  at  the  later  of  (i)

5:00 p.m., Eastern time, on later of (i) the first (1st) anniversary of completion of the first audit of

iGambit  after  the  Closing,  provided  that  such  audit  is  completed  not  more  than  eighteen  (18)

months  after  the  Closing  Date,  or  (ii)  that  date  which  is  twelve  (12)  months  from  the  Closing

Date (the “Survival Date”).  All covenants requiring performance prior to Closing shall expire on the  Closing  Date  and  all  covenants  requiring  performance  by  any  party  after  the  Closing  shall survive the Closing in accordance with their terms and claims for breach therefor may be made at

any  time  until  the  expiration  of  the  statute  of  limitations  applicable  to  such  claims.   If  a  Claims

Notice is delivered before the expiration of the applicable survival period, the matters that are the

subject  of  such  Claim  Notice  shall  survive  until  such  indemnity  claim  is  finally  resolved.   Any

Claims  Notice  resulting  from  any alleged  breach  or  inaccuracy of  any representation  or  warranty herein  must  be  asserted  in  writing  which  contains  specific  facts,  allegations  and  amounts  sought by an Indemnitee to the Indemnitor prior to the Survival Date.

6.8

Exclusive   Remedy.

The   indemnification   given   by   the   parties   under   this

Agreement  shall  be  the  parties’ sole and exclusive remedy, each against the other, with respect to all  matters  of  any  kind  or  nature  whatsoever  respecting  this  Agreement  and  the  transactions hereunder.

7.

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDER.

The  obligations  of  the  Shareholder  under  this  Agreement  are  subject  only  to  the delivery by iGambit of the Shares as described in Section 2.1 hereof and the delivery of (or, at the option  of  Shareholder,  the  waiver  of  delivery  of)  the  documents  described  in  Section  2.3(b)

hereof and the satisfaction of each of the following conditions:

7.1

Accuracy of Representations and Warranties.     Each   of   the   representations   and

warranties  of  iGambit  contained  herein  and  in  any other  agreements  or  instruments  provided  for

herein  shall  have  been  true  and  correct  in  all  material  respects  on  the  date  hereof.   iGambit  shall

deliver  to  Shareholder  a  certificate  to  such  effect  at  the  Closing  as  to  the  representations  and warranties of iGambit.

7.2

No Action or Proceeding.    No  claim,  action,  suit,  investigation  or  other  court proceeding  shall  be  pending  or  threatened  before  any  court  or  governmental  agency  which presents  a  risk  of  the  restraint  or  prohibition  of  the  transactions  contemplated  by this  Agreement or the obtaining of material damages or other relief in connection therewith.

7.3

Consents  and  Actions;  Contracts.   All  requisite  regulatory  and/or  other  consents

and  approvals  of  third  parties,  including  but  not  limited  to  those  set  forth  on  Schedule  3.2  or

Schedule 3.22(e), shall have been obtained and completed.

7.4

Other Evidence.     iGambit   shall   have   furnished   to   Shareholder   such   further

certificates  and  documents  evidencing  their  due  action  in  accordance  with  this  Agreement  as

Shareholder shall reasonably request.

8.

CONDITIONS PRECEDENT TO OBLIGATIONS OF IGAMBIT.

The  obligations  of  iGambit  to  proceed  to  Closing  under  this  Agreement  are subject  only  to  the  delivery  of  (or,  at  the  option  of  iGambit,  the  waiver  of  delivery  of)  the documents  described  in  Section  2.3(c)  hereof  and  the  satisfaction  of  each  of  the  following conditions:

8.1

Delivery of Financials.  The  Shareholder shall  have delivered to iGambit  Financial

Information as defined in Section 3.10 herein.

8.2

Accuracy of Representations and Warranties.     Each   of   the   representations   and

warranties  of  the  Shareholder  contained  herein  and  in  any  other  agreements  or  instruments provided  for  herein  shall  have  been  true  and  correct  in  all  material  respects  on  the  date  hereof.

Shareholder   shall   deliver   to   iGambit   a   certificate   to   such   effect   at   the   Closing   as   to   the

representations and warranties of the Shareholder.

8.3

No Action or Proceeding.    No  claim,  action,  suit,  investigation  or  other  court proceeding  shall  be  pending  or  threatened  before  any  court  or  governmental  agency  which presents  a  risk  of  the  restraint  or  prohibition  of  the  transactions  contemplated  by this  Agreement or the obtaining of material damages or other relief in connection therewith.

8.3

Consents  and  Actions;  Contracts.   All  requisite  regulatory  and/or  other  consents

and  approvals  of  third  parties,  including  but  not  limited  to  those  set  forth  on  Schedule  3.2  or

Schedule  3.22(e), shall  have  been  obtained  and  completed.   The  Shareholder shall have provided

iGambit  with  evidence  satisfactory  to  iGambit  in  its  reasonable  discretion  that  (i)  there  are  no applicable rights  of  first  refusal,  rights  of first  negotiation,  rights  of first  offer or similar rights of any kind  that  would  require  Shareholder to  provide  any third  party with  notice, an  opportunity to discuss,  consent,  negotiate  or  to  engage  in  any  of  the  transactions  contemplated  hereby  prior  to consummation  by Shareholder;  or  (ii)  that  any and  all  such  rights  have  been  waived  by the  party possessing such rights.

8.4

No  Outstanding Options or Warrants. The Shareholder has provided iGambit  with

evidence   satisfactory  to   iGambit,   in   its   sole   and   reasonable   discretion   that   outstanding   or

authorized  options,  warrants,  rights,  contracts,  calls,  puts,  rights  to  subscribe,  conversion  rights or  other  agreements  or  commitments  to  which  the  Company  is  a  party  to  or  which  are  binding upon the Company providing for the issuance, disposition or acquisition of any of the Company’s capital  stock  or  other  equity  or  any  rights  or  interests  exercisable  therefor,  as  set  forth  on

Schedule 3.12,  have  been  (a) cancelled or  (b)  have  been  duly authorized, are  validly issued,  fully paid  and  non-assessable,  are  not  subject  to,  nor  were  issued  in  violation  of,  any  preemptive rights, and are owned of record and beneficially by the parties set forth on Schedule 3.12.

8.5

Delivery  of   Ancillary  Agreements.     The  Shareholder  shall  have  furnished  to

iGambit documents described in Section 2.3(c) hereof.

8.6

Delivery  of  Lease  Agreement.  The  Shareholder  shall  have  furnished  to  iGambit  a fully executed assignment of Lease and consent of Landlord pursuant to Section 2.3(c) hereof.

8.7

Other Evidence.    The  Shareholder  shall  have  furnished  to  iGambit  such  further certificates  and  documents  evidencing  their  due  action  in  accordance  with  this  Agreement  as

iGambit shall reasonably request.

9.

INTENTIONALLY OMITTED.

10.

FINANCING AND INITIAL INVESTMENT COMMITMENT.

10.1     Certain  Cash  Advances.  Prior  to  the  date  hereof,  iGambit  shall  lend  Shareholder

$15,000   and   $50,000   of   financing   (“Bridge   Loan”)   pursuant   to   those   Promissory   Note

agreements  dated  November  15,  2016  and  January  30,  2017,  respectively,  entered  into  by  and

between Shareholder and iGambit.   Upon Closing, the Bridge Loan shall be extinguished and the proceeds from the Bridge Loan shall be considered as working capital for the Company.

10.2     Initial Investment Commitment.

iGambit  agrees  to  arrange  for  a  minimum  of

Five   Hundred   Thousand   Dollars   ($500,000)   to   be   utilized   for   the   consolidated   operating

expenses  of  the  Company  and  iGambit,  during  the  period  beginning  on  the  Closing  Date  and ending  six  (6)  months  later, which  may  be  in  the  form  of  loans  (from  its  shareholder,  any

affiliate,   or   a   third   party),   and/or   equity   or   some   combination   (the   “Initial   Investment

Commitment”).

11.

PIGGYBACK.

(a)

Right  to  Piggyback.  After  Closing,  if  iGambit  at  any  time  determines  to file  a  registration  statement  with  the  Securities  and  Exchange  Commission  with  respect  to  any offering  of  its  securities  for  its  own  account  or  for  the  account  of  any  stockholder  who  holds  its securities  (other  than  (i) a  registration  on  Form  S-4  or  S-8  or  any  similar  or  successor  form  to such  forms,  (ii) a  registration  of  securities  solely  relating  to  an  offering  and  sale  to  employees,

directors  or  consultants  of  iGambit  pursuant  to  any  employee  stock  plan  or  other  employee benefit  plan  arrangement  or  (iii) a  registration  of  non-convertible  debt  securities)  (a  “Piggyback

Registration”)   then,   as   expeditiously   as   reasonably   possible   following   such   determination,

iGambit  shall  give  written  notice  (the  “Incidental  Registration  Notice”)  of  its  intention  to  effect such  a  registration  to  the  Shareholder,  and  such  notice  shall  offer  Shareholder  the  opportunity to register  such  number  of  registrable  securities  as  each  such  Shareholder  may  request  in  writing.

iGambit  shall  include  in  such  registration  statement  all  such  registrable  securities  which  are requested  in  writing  by  the  Shareholder  (a  “Piggyback  Participation  Notice”)  to  be  included

therein,   on   the   same   terms   and   conditions   as   the   securities   otherwise   being   sold   in   such

registration,  such  Piggyback  Participation  Notice  to  be  received  within  fifteen  (15) days  after the date  of  the  Incidental  Registration  Notice.  If  Shareholder  does  not  timely  deliver  a  Piggyback

Participation  Notice,  then  it  shall  be  deemed  to  have  waived  its  right  to  participate  in  the

Piggyback Registration. If the Shareholder decides not to include all of its registrable securities in any  Piggyback  Registration,  then  Shareholder  shall  nevertheless  continue  to  have  the  right  to include  any  registrable  securities  in  any  subsequent  Piggyback  Registration  as  may  be  filed  by

iGambit  with  respect  to  offerings  of  iGambit’s  securities,  all  upon  the  terms  and  conditions  set forth herein.

(b)

Underwriter  Exception.  If  a  Piggyback  Registration  is  an  underwritten secondary  registration  on  behalf  of  holders  of  the  Company’s  securities,  and  the  managing underwriters  advise  the  Company  in  writing  that  in  their  opinion  the  number  of  securities requested  to  be  included  in  such  registration  exceeds  the  number  which  can  be  sold  in  such offering  without  adversely  affecting  the  marketability  of  the  offering,  the  Company  will  include in  such  registration  a  pro  rata  share  of  registrable  securities  requested  to  be  included  in  such registration  statement  as  calculated  by  dividing  the  number  of  registrable  securities  requested  to be  included  in  such  registration  statement  by  the  number  of  the  Company’s  securities  requested

to  be  included  in  such  registration  statement  by  all  selling  security  holders.   In  such  event,  the

Shareholder  shall  continue  to  have  registration  rights  under  this  Agreement  with  respect  to  any registrable securities not so included in such registration statement.

(d)

Piggyback Expenses. The registration expenses  of the Shareholder shall be paid  by  iGambit  in  all  Piggyback  Registrations.  The  obligation  of  iGambit  to  bear,  or  to  pay  or reimburse  the  Shareholder for,  registration  expenses shall  apply irrespective of whether any sales of registrable securities ultimately take place.

12.

MISCELLANEOUS.

12.1     Expenses.   Each  party to  this  Agreement  shall  pay all  of its  own  closing costs and other  expenses  relating  hereto,  including  fees  and  disbursements  of  its  counsel  and  accountants,

whether or not the transactions contemplated hereby are consummated.

12.2     Taxes.    The  Shareholder  shall  bear  any  and  all  Taxes  of  any  nature  or  type whatsoever,  including,  but  not  limited  to  taxes  that  may  become  due  and  payable  as  a  result  of

the   consummation   of   the   transactions   contemplated   hereby,   except   for   Taxes   accruing

subsequent  to  Closing,  and  the  Shareholder  shall  indemnify  and  hold  iGambit  harmless  with respect thereto pursuant to Section 6.

12.3     Notices.     All   notices   and   other   communications   hereunder   or   in   connection

herewith shall be in writing and delivered as follows:

If to the Shareholder, to:

Jerry Robinson

705 18th Avenue Northeast

St. Petersburg, FL 33704

and

Kathleen Shepherd

244 2nd Avenue N.

Suite 9

St. Petersburg, FL 33701

with a copy to:

Gary Walk, Esq.

Ciklin Lubitz & O’Connell

515 N. Flagler Drive, 20th Floor

West Palm Beach, FL 33401

If to iGambit, to:

Elisa Luqman, EVP and General Counsel

iGambit Inc.

1050 W. Jericho Tpke., Suite A

Smithtown, New York 11787

with a copy to:

Dickinson- Wright

450 East Las Olas Boulevard, Suite 730

Ft. Lauderdale, FL

33301

Phone: 954-991-5420

Attention: Joel Meyersohn

Except  as otherwise specifically provided herein, all notices, requests, instructions and  demands  which  may  be  given  by  any  party  hereto  to  any  other  party  in  the  course  of  the transactions  herein  contemplated  shall  be  in  writing  and  shall  be  served  by express  mail  through

the  U.S.  Postal  Service  or  similar  expedited  overnight  commercial  carrier.    Service  of  such

notices,  demands  and  requests  shall  be  presumed  to  have  occurred  on  the  date that  is  one  (1) day after  the  date  upon  which  the  item  was  delivered  to  the  U.S.  Postal  Service  or  similar  expedited overnight commercial carrier, provided the item was properly addressed, all postage and shipping charges  were  prepaid  by  the  sender  and  the  commercial  carrier  issued  a  dated  receipt  to  the

sender  acknowledging  the  commercial  carrier’s  receipt  of  the  item.   All  such  notices,  demands

and requests  shall be addressed as set forth above.   Any party may change the address at  which it

is to receive notice by like written notice to all other parties hereunder.

12.4     Entire Agreement.    This  Agreement  (including  the  exhibits  hereto  and  the  lists,

schedules  and  documents  delivered  pursuant  hereto,  which  are  a  part  hereof)  is  intended  by  the parties  to  and  does  constitute  the  entire  agreement  of  the  parties  with  respect  to  the  transactions

contemplated  by  this  Agreement.   This  Agreement  supersedes  any  and  all  prior  understandings,

written  or  oral,  between  the  parties,  and  this  Agreement  may  be  amended,  modified,  waived,

discharged  or  terminated  only  by  an  instrument  in  writing  signed  by  the  party  against  which enforcement of the amendment, modification, waiver, discharge or termination is sought.

12.5     Severability.   If  any provision  of this  Agreement  shall  be  declared  by any court  of competent  jurisdiction  illegal,  void  or  unenforceable,  the  other  provisions  shall  not  be  effected,

but shall remain in full force and effect.

12.6     Modification and Amendment.   This  Agreement  may not  be  modified or amended

except  by  an  instrument  in  writing  duly  executed  by  the  parties  hereto,  and  no  waiver  of compliance  of  any  provision  or  condition  hereof  and  no  consent  provided  for  herein  shall  be effective  unless  evidenced  by an  instrument  in  writing  duly executed  by the  party hereto  seeking to be charged with such waiver or consent.

12.7     Time of the Essence.   Time  is  of the  essence  in  every provision of this Agreement where time is a factor.

12.8     Governing Law; Jurisdiction; Exclusive Venue.

(a)

Governing  Law.   This  Agreement  shall  be  governed  by  and  construed  in accordance with the laws of the State of Florida exclusive of the choice of law rules thereof.

(b)

Exclusive  Venue.   The  parties  hereto  agree  that  exclusive  venue  for  any litigation,  action  or  proceeding  arising  from  or  relating  to  this  Agreement  shall  lie  in  the  Circuit or  County  Court  in  and  for  Palm  Beach  County,  Florida,  or,  if  federal  diversity jurisdiction  then exists,  in  the  United  States  Southern  District  Court  for  the  District  of  Florida  and  each  of  the parties hereto expressly waives any right to contest such venue for any reason whatsoever.

(c)

Waiver   of   Trial   By   Jury.      EACH   OF   THE   PARTIES   HERETO

EXPRESSLY  WAIVES  THE  RIGHT  TO  A  TRIAL  BY  JURY  WITH  RESPECT  TO  ANY

LITIGATION,  ACTION  OR  PROCEEDING  RELATING  TO  OR  ARISING  OUT  OF  THIS

AGREEMENT.

12.9     Specific Performance.

The  parties  hereto  recognize  that  if  the  Shareholder  does  not  perform  under  the

provisions   of   this   Agreement  or   any  other   agreements   or   instruments   provided   for  in  this

Agreement,  then  monetary  damages  alone  would  not  be  adequate  to  compensate  iGambit  for  its injury.  iGambit  shall  therefore  be  entitled,  in  addition  to  any  remedies  that  may  be  available  at law  or in  equity including,  without  limitation, monetary damages,  to  obtain specific performance

of  the  obligations  of  the  Shareholder.   If  any action  is  brought  by iGambit  to  specifically enforce this Agreement  or any other agreements or instruments provided for herein, the Shareholder shall waive the defense that there is an adequate remedy at law.

12.10   Binding Effect.    This  Agreement  shall  be  binding  upon  and  shall  inure  to  the

benefit   of   the   parties   hereto   and   their   respective   heirs,   legatees,   beneficiaries,   personal

representatives  and  other  legal  representatives  and  assigns,  as  the  case  may be.   This  Agreement

may  not  be  assigned  by  any  party  hereto  without  the  prior  written  consent  of  each  other  party hereto;  provided,  however,  that  each  party may assign  its  rights  and  obligations  hereunder  to  any affiliate of such party.

12.11   Enumerations and Headings.    The  enumerations  and  headings  contained  in  this

Agreement  are  for  convenience  of  reference  only  and  shall  in  no  way  be  held  or  deemed  to define,  limit,  describe,  explain,  modify,  amplify  or  add  to  the  interpretation,  construction  or meaning  of  any  provision  or  the  scope  or  intent  of  this  Agreement,  or  in  any  way  effect  this

Agreement.

12.12   Counterparts.   This  Agreement  may be  signed  in  two  or  more  counterparts,  all  of

which  taken  together  shall  be  deemed  to  constitute  one  original  Agreement.    This  Agreement

may  be  executed  by  delivery  of  a  facsimile  or  .pdf  copy  of  an  executed  signature  page  with  the

same  force  and  effect  as  the  delivery  of  an  originally  executed  signature  page.   In  the  event  any

party  delivers  a  facsimile  or  .pdf  copy  of  a  signature  page  to  this  Agreement,  such  party  shall deliver  an  originally  executed  signature  page  at  any  time  thereafter  upon  request;  provided,

however,  that  the  failure  to  deliver  any  such  originally  executed  signature  page  shall  not  affect the  validity  of  the  signature  page  delivered  by facsimile  or  .pdf,  which  has  and  shall  continue  to have the same force and effect as the originally executed signature page.

12.13   Waiver of Bulk Sales Compliance.   Each  of  the  parties  hereto  waives  compliance

with  any  applicable  bulk  sales  or  similar  provisions,  provided  however,  that  the  Shareholder hereby  agrees  to  indemnify  and  hold  harmless  iGambit  from  and  against  any  and  all  losses,

expenses, claims, liabilities or attorney’s fees arising as a result of such waiver.

12.14   Disclosure.    The  parties  hereto  will  consult  with  each  other  and  reach  mutual agreement  before  issuing any press  release  or  otherwise  making any statement  or disclosure, oral or  written,  with  respect  to  this  Agreement  or  the  transactions  contemplated  hereby;  provided,

however,  that  each  party  will  be  permitted  to  make,  without  the  agreement  of  the  other,  such disclosures  to  the  public  or  to  governmental  entities  as  that  party’s  counsel  reasonably  deems

necessary to  maintain  compliance  with  applicable laws.   Except  as provided above, the existence

and/or  contents  of  this  Agreement  shall  not  be  disclosed  by  the  Shareholder  without  iGambit’s prior written consent.

12.15   Confidentiality.     Except   as   required   by  law   or   to   carry  out   the   transactions

contemplated  by this  Agreement  (the  “Transactions”), neither the  Shareholder,  nor  iGambit,  nor

the   employees,   attorneys,   accountants   and   other   agents   and   representatives   of   any   of   the

foregoing  (collectively,  “Representatives”)  will  disclose  or  use  any Confidential  Information  (as defined  below),  whether  already  furnished  or  to  be  furnished  in  the  future  to  any party hereto  or their  Representatives  in  any manner  other  than  in  connection  with the  evaluation  and  negotiation of  the  transactions  proposed  in  this  Agreement  once  executed  and delivered;  except  to  the  extent

that  disclosure  is  required  by law.   For  purposes  of  this  Agreement,  “Confidential  Information”

means  the  existence  and  terms  of  this  Agreement  and  any  information  regarding  iGambit,  the

Shareholder,  the  Company,  their  affiliates  or  the  Transactions   or  the  Assets.    Confidential

Information  does  not  include  information  that  a  party  to  this  Agreement  can  demonstrate  (i) is generally available to  or known  by the  public  other than  as  a  result  of  improper disclosure;  (ii) is obtained by the disclosing party from a source other than the other party or its Representatives; or

(iii) was  in  the  possession  of  the  other  party  prior  to  the  date  hereof  other  than  as  a  result  of

improper   disclosure   and   was   obtained   other   than   in   connection   with   consideration   of   the

transactions  set  forth  in  this  Agreement,  provided  that  such  source  was  not  bound  by  a  duty  of

confidentiality with  respect  to  such information.   Upon the written request  of any party, the  other

party  will  promptly  return  any  Confidential  Information  in  its  possession  or  in  the  possession  of its Representatives.

12.16   Survival.      All   representations   and   warranties   made   by   the   parties   in   this

Agreement  and  in  any  other  certificates  and  documents  delivered  in  connection  herewith  shall survive the Closing until the Survival Date.

12.17   Rules  of  Usage.    In  this  Agreement,  unless  a  clear  intention  appears  otherwise:

(a) the  singular  number  includes  the  plural  number  and  vice  versa;  (b) reference  to  any  Person includes  such  Person’s  successors  and  assigns  but,  if  applicable,  only  if  such  successors  and assigns  are  not  prohibited  by  this  Agreement,  and  reference  to  a  Person  in  a  particular  capacity excludes  such  Person  in  any  other  capacity  or  individually;  (c) reference  to  any  gender  includes

each   other   gender;   (d) reference   to   any   agreement,   document   or   instrument   means   such

agreement,  document  or  instrument  as  amended  or  modified  and  in  effect  from  time  to  time  in

accordance   with   the   terms   thereof;   (e) reference   to   any  law   means   such   law   as   amended,

modified,  codified,  replaced  or  reenacted,  in  whole  or  in  part,  and  in  effect  from  time  to  time,

including  rules  and  regulations  promulgated  thereunder;  (f) ”hereunder,”  “hereof,”  “hereto,”  and words  of  similar  import  shall  be  deemed  references  to  this  Agreement  as  a  whole  and  not  to  any

particular   section   or   other   provision   hereof;   (g) ”including”   (and   with   correlative   meaning

“include”)  means  including  without  limiting  the  generality  of  any  description  preceding  such term;  (h) ”or”  is  used  in  the  inclusive  sense  of  “and/or”;  (i) with  respect  to  the  determination  of any  period  of  time,  “from”  means  “from  and  including”  and  “to”  means  “to  but  excluding”;

(j) references  to  documents,  instruments  or  agreements  shall  be  deemed  to  refer  as  well  to  all addenda, schedules  or amendments  thereto;  and (k) section references  shall  be  deemed to refer to all subsections thereof, unless otherwise expressly indicated.

[Intentionally Left Blank –Signature Page Follows]

IN   WITNESS   WHEREOF,   the   parties   hereto   have   executed   this   Stock   Exchange

Agreement under seal on the date first above written.

WITNESS:

COMPANY:

HubCentrix, Inc.,

a Florida corporation

By:___________________________(SEAL)

Name: Jerry Robinson

Title:  CEO

IGAMBIT INC.:

IGAMBIT INC.,

a Delaware corporation

By:__________________________(SEAL)

Name: John Salerno

Title: CEO & President

SHAREHOLDER:

______________________________

Name: Jerry Robinson

______________________________

Name: Mary Jo  Robinson

______________________________

Name: Kathleen Shepherd

SHAREHOLDER:

______________________________

Name: Nora Minor

______________________________

Name: Sandra Gacio

______________________________

Name: Edwin Shepherd